AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000

                                                      REGISTRATION NO. 333-90439
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 3 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    INSURANCE SETTLEMENTS FUNDING TRUST 2000
                            (ISSUER OF CERTIFICATES)

                        CAPITAL RESOURCE GROUP ONE, LLC
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
        DELAWARE                         6411                        22-3705071
(State of Incorporation)          (Primary Standard               (I.R.S. Employee
                                      Industrial               Identification number)
                                 Classification Code
                                       Number)

                              650 E. CARMEL DRIVE
                                   SUITE 150
                             CARMEL, INDIANA 46032
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                               THOMAS J. LARUSSA
                              650 E. CARMEL DRIVE
                                   SUITE 150
                             CARMEL, INDIANA 46032
                                 (317) 705-5555
    (Address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                       Albert S. Dandridge, III, Esquire
                  Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                         1735 Market Street, 38th Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-1257

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement has been effective.

     If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.     /x/

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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

                              TABLE OF CONTENTS


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                                                                  PAGE
                                                                  ----
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Summary.....................................................        1
Risk Factors................................................        6
Glossary....................................................       12
Forward-Looking Statements..................................       12
United, Capital, 21st Services and the Trust................       12
   The Insurance Settlement Market..........................       12
   United...................................................       12
   Capital Resource Group One, LLC..........................       19
   21st Services............................................       20
   The Trust................................................       23
   Financial Information....................................       24
   The Escrow Agent.........................................       24
   Management Fee...........................................       24
Use of Proceeds.............................................       26
Maturity Assumptions........................................       26
Plan of Distribution........................................       26
   Registration of Certificates.............................       28
Description of the Certificates and the Pooling and
   Servicing Agreement......................................       28
   The Trust's Assets.......................................       28
   The Certificates.........................................       29
   Registration, Transfer and Exchange of Certificates......       29
   List of Certificateholders...............................       30
   Interest Payments........................................       31
   Principal Payments.......................................       31
   Assignment of Insurance Settlements to the Trust.........       31
   Representatives and Warranties of Capital................       31
   Eligibility of Insurance Settlements, Selection
     Procedure, Solvency....................................       33
   Covenants of Capital.....................................       34
   Administration and Servicing of the Insurance
     Settlements............................................       34
   Servicing Compensation and Payment of Expenses...........       35
   Representations, Warranties and Covenants of the
     Subservicer and Seller.................................       35
   Reports and Records of the Master Servicer and
     Subservicer............................................       37
   Subservicer Default......................................       39
   Appointment of Successor Servicer........................       40
   The Trustee..............................................       41
   Amendment of Pooling and Servicing Agreement.............       41
   Investor Accounts and Allocation of Collections..........       42
   Priority of Payments.....................................       43
   Distribution and Reports to Certificateholders...........       44


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                                                                  PAGE
                                                                  ----
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   Pay Out Events...........................................       45
   Additional Rights Upon Occurrence of Certain Events......       46
   Other Matters Relating to Capital........................       47
   Other Matters Relating to the Subservicer................       48
   Termination..............................................       50
Description of the Insurance Settlements Purchase
   Agreement................................................       51
   The Insurance Settlements Purchase Agreement.............       51
   Sale or Transfer of the Insurance Settlements............       51
   Representation and Warranties............................       51
   Termination..............................................       52
Legal Aspects of the Insurance Settlements..................       53
   Sale and Transfer of the Insurance Settlements...........       53
Federal Income Tax Consequences.............................       55
   Description of the Federal Income Tax Consequences.......       55
   Treatment of the Certificates as Evidences of
     Indebtedness of Capital................................       55
   Possible Classification of the Transaction as a
     Partnership, or a Publicly-Traded Partnership or an
     Association Taxable as a Corporation...................       56
   Interest Income to Certificateholders....................       57
   Gain or Loss on Disposition of Certificates..............       58
   Foreign Investors........................................       58
   Backup Withholding.......................................       59
ERISA Considerations........................................       60
   Debt Interest Exception..................................       60
   Publicly-Offered Security Exception......................       60
   Exception for Insignificant Participation by Benefit Plan
     Investors..............................................       61
Transferability of Certificates.............................       62
Investment Company Act of 1940..............................       62
Legal Matters...............................................       62
Glossary....................................................       63


PROSPECTUS
                             SUBJECT TO COMPLETION

                             MAXIMUM -- $150,000,000
                             MINIMUM -- $20,000,000

                INSURANCE SETTLEMENTS FUNDING TRUST 2000, ISSUER

        $46,000,000 [   ]% Asset Backed Certificates Maturing ___, 2008
        $104,000,000 [   ]% Asset Backed Certificates Maturing ___, 2010

                    CAPITAL RESOURCE GROUP ONE, LLC, SELLER
                      21ST HOLDINGS, LLC, MASTER SERVICER


     The insurance settlements asset backed certificates offered hereby, evidence fractional, undivided interests in the assets of Insurance Settlements
Funding Trust 2000 among:



     o Capital Resource Group One, LLC, as the originator of the trust and assignor of an irrevocable beneficial interest in the insurance settlements to the trust.

     o The Bank of New York.


     o 21st Holdings, LLC, as the master servicer.

     o United Funds, LLC, as the subservicer of the insurance settlements and seller of the insurance settlements to Capital.


The trust assets will include a portfolio of insurance settlements to be generated by the purchase of insurance policies at a discount solely from senior/elderly insureds, a liquidity facility, and monies due or to become due with respect to the insurance settlements held by the trust. Prospective investors should rely only on assets of the trust for payment of principal and interest on the certificates. The trust currently owns no insurance settlements or other assets.


     An investment in the trust involves a high degree of risk. Prospective investors should consider the factors set forth under "Risk Factors" on page 6.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

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==========================================================================================
                                           |               |               |  PROCEEDS TO
                                           |               |  UNDERWRITING |     ISSUER
                                           |    PRICE TO   | DISCOUNTS AND |    OR OTHER
                                           |     PUBLIC    |  COMMISSIONS  |     PERSON
-------------------------------------------------------------------------------------------
Per Certificate........................... |     $5,000    |      $175     |     $4,875
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Total Maximum............................. |  $150,000,000 |   $5,250,000  |  $144,750,000
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Total Minimum............................. |  $20,000,000  |    $700,000   |  $19,300,000
===========================================================================================


     The certificates are being offered by Pryor, Counts & Co., Inc. on a best efforts-minimum maximum basis. A minimum of $20,000,000 principal amount of certificates must be sold not later than 90 days from the effective date of the registration statement, subject to Capital's option to extend such period for 30 days, or 100% of the subscription payments will be returned to subscribers, with interest at the rate of 4.0% per annum. If a minimum of $20,000,000 of certificates are sold within said period, the offering will continue on a best efforts basis until the remaining $130,000,000 principal amount of certificates are sold or until expiration of the offering period, which is 12 months from the effective date of the registration statement, whichever occurs first. The offering may be terminated even after the minimum amount of certificates are sold. All proceeds from subscriptions to purchase the certificates will be promptly transmitted by Pryor, Counts & Co., Inc. or participating broker/dealers by noon of the next business day after receipt of such proceeds, to an interest bearing account of The Bank of New York. All checks and other orders for the payment of money should be made to "THE BANK OF NEW YORK ESCROW ACCOUNT FOR INSURANCE SETTLEMENTS FUNDING TRUST 2000."


     The certificates will be delivered by the transfer agent 5 days after the closing date. The certificates will be registered by individual book-entry by the trustee. No person, including Pryor, Counts & Co., Inc., plans to act as a market maker for the certificates.

                           PRYOR, COUNTS & CO., INC.


                 The date of the prospectus is March __, 2000.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE
MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THEIR SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY
THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    SUMMARY


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus.



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The Trust....................................  Insurance Settmenents Funding Trust 2000
                                               will be formed pursuant to the pooling and
                                               servicing agreement. An insurance settlement
                                               is a cash payment in exchange for the
                                               assignment of an ownership interest in a
                                               fully underwritten life insurance policy
                                               insuring the life of an individual of
                                               advanced age. This assignment carries with
                                               it the right to receive the death benefit
                                               payable upon the death of the insured. It
                                               also generally carries with it the
                                               obligation to make premium payments.
                                               Insureds generally are motivated to sell
                                               their life insurance policies during the
                                               final months or years of their lives because
                                               such sales better enable the insureds to
                                               both prepare for their expected death, for
                                               the estate planning purposes or to obtain a
                                               certain quality and dignity of life that
                                               would otherwise be unavailable because of
                                               mounting medical and living expenses.

                                               Entities purchasing settlements, such as
                                               United, pay the insured an amount discounted
                                               from the face value of the policy to be
                                               assigned. The amount of the discount is
                                               negotiated and varies depending upon the
                                               nature of the life insurance policy, the
                                               stability of the insurer, prevailing
                                               interest rates, the medical condition of the
                                               insured and the insured's estimated life
                                               expenctancy. The gross income of entities
                                               purchasing insurance settlements is
                                               generated almost exclusively by the
                                               difference between the discounted amount
                                               paid for each policy purchased and the face
                                               value of such policies. Net income is
                                               arrived at by subtracting from gross income
                                               such significant operating expenses as
                                               commissions payable to sourcing brokers,
                                               premium payments, due diligence costs, legal
                                               and accounting fees, interest and other
                                               miscellaneous expenses. United will purchase
                                               the insurance settlements, sell them to
                                               Capital and Capital will assign an irrevocable
                                               beneficial interest in the insurance
                                               settlements to the trust.
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                                       1

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                                               The assets of the trust will include:

                                               o an irrevocable beneficial interest in all
                                                 insurance settlements assigned to the trust
                                                 by Capital;

                                               o monies due or to become due with respect
                                                 to the insurance settlements;

                                               o funds or proceeds collected or to be
                                                 collected with respect to the insurance
                                                 settlements;

                                               o funds on deposit in certain bank accounts
                                                 of the trust and funds invested in permitted
                                                 investments, including interest earned or
                                                 accrued on those funds; and

                                               o any supporting documentation or agreements
                                                 relating to the insurance settlements. See
                                                 "United, Capital, 21st Services and the
                                                 Trust--The Trust."

The Offering.................................  A maximum of $150,000,000 and a minimum of
                                               $20,000,000 principal amount of certificates
                                               will be offered for sale to the public. Each
                                               investor must subscribe to purchase
                                               certificates in the minimum denominations of
                                               $5,000 and integral multiples of $1,000 in
                                               excess of such minimum denomination.

                                               If the minimum amount of subscriptions has
                                               been timely received, then, with 2 days
                                               prior notice, on the closing date, The Bank
                                               of New York shall release to Capital funds
                                               equal to the amount of insurance settlements
                                               available for purchase in exchange for
                                               certificates in the similar principal
                                               amount. All subsequent proceeds will be
                                               deposited into the escrow account until the
                                               earlier of:

                                               o such time and from time to time that
                                                 insurance settlements are available for
                                                 purchase by Capital in exchange for
                                                 certificates of equivalent amounts, less
                                                 amounts paid to the placement agent and
                                                 fees and expenses associated with the
                                                 offering;

                                               o 12 months from the effective date of the
                                                 registration statement; or

                                               o the date on which a total of $150,000,000
                                                 principal amount of certificates has been
                                                 issued.

The Certificates.............................  Both the Tranche I and Tranche II
                                               certificates represent beneficial undivided
                                               interests in the trust


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                                               only and will be paid from the same pool of
                                               assets. They do not represent interests in
                                               or obligations of Capital, United or any
                                               affiliate thereof. The certificates are not
                                               insured or guaranteed by any federal or
                                               state governmental agency.

                                               Capital shall have the option to purchase
                                               the certificates at 102.50% of the
                                               outstanding principal amount thereof after
                                               each 5 year period, respectively. The
                                               principal amount of each certificate will
                                               remain fixed at its initial principal amount
                                               until the final maturity date. The principal
                                               amount of the Tranche I certificates will
                                               not be due and payable 8 years from the
                                               first closing date. The principal amount of
                                               the Tranche II certificates will not be due
                                               and payable until 10 years from the first
                                               closing date.

Certificate Interest.........................  Certificate interest will accrue at the rate
                                               of [    ]% and [    ]% per annum,
                                               respectively, from the closing date
                                               applicable to each certificate and is
                                               payable to the certificateholders
                                               semi-annually.

                                               Certificate interest payments will be funded
                                               from collections attributable to insurance
                                               settlements. Interest payments made on
                                               certificates prior to any collections being
                                               received, or if insufficient collections are
                                               received, may be deemed to be a return of
                                               certificateholders capital. Certificate
                                               interest will be paid only after that
                                               portion of the trustee's fees have been
                                               paid. If collections attributable to
                                               insurance settlements are insufficient to
                                               fund the payment of the trustee's fees,
                                               master servicer's fees and certificate
                                               interest, the deficiency will be paid from
                                               withdrawals from the liquidity account, to
                                               the extent available. See "Description of
                                               the Certificates and the Pooling and
                                               Servicing Agreement".

Capital......................................  Capital Resource Group One, LLC, was formed for the limited purpose of acquiring
                                               insurance settlements from United and
                                               assigning them to the trust pursuant to the
                                               pooling and servicing agreement. Capital
                                               will be the originator of the trust.
                                               Capital's address is 650 E. Carmel Drive,
                                               Suite 150, Carmel, Indiana 46032. Its
                                               telephone number is (317) 705-5555.


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Subservicer..................................  United Funds, LLC, will service the insurance settlements pursuant to the
                                               pooling and serving agreement and will be
                                               the seller of the insurance settlements to
                                               Capital.

Master Servicer..............................  21st Services, a national insurance services organization, an affiliate of 21st Holdings,
                                               LLC, will perform the functions as
                                               master servicer as described in the pooling
                                               and servicing agreement and the master
                                               servicer agreement.

Trustee......................................  The Bank of New York, a New York banking corporation, will perform the functions of
                                               trustee described in the pooling and
                                               servicing agreement. The trustee will also
                                               act as paying agent and transfer agent and
                                               registrar of the certificates under the
                                               terms of the pooling and servicing
                                               agreement. In addition, The Bank of New York
                                               will perform the services of escrow agent
                                               pursuant to the escrow agreement.

Federal Income Tax Consequences..............  Capital under the pooling and servicing agreement, and each certificateholder, by
                                               acceptance of its certificate, agree to
                                               treat the certificates as indebtedness of
                                               Capital for federal, state and local income
                                               and business tax purposes. However, no tax
                                               ruling will be requested by Capital or the
                                               trust with respect to this characterization.
                                               In the opinion of Mesirov Gelman Jaffe
                                               Cramer & Jamieson, LLP, the certificates
                                               will be characterized as evidences of
                                               indebtedness of Capital for federal income
                                               tax purposes and the trust will be
                                               disregarded for federal income tax purposes.
                                               See "Risk Factors--Possible Adverse Federal
                                               Income Tax Consequences" and "Federal Income
                                               Tax Consequences".

Reports to Certificateholders................  Once every year during the term of the trust, the financial statements of the trust
                                               will be audited by independent public
                                               accountants and such statements will be made
                                               available to certificateholders.

                                               Additionally, a semi-annual
                                               certificateholders' statement and an annual
                                               certificateholders' tax statement will be
                                               sent to each certificateholder. See
                                               "Description of the Certificates and the
                                               Pooling and Servicing Agreement."


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Permitted Fees and Expenses..................  Trustee's Fee--$150,000 per annum.
                                               Master Servicer's Fees.

                                               o 0.1925% or 0.09625% of the principal
                                                 amount of the outstanding certificates
                                                 payable monthly.

                                               o $23.00 per month for each active policy.

                                               o up to $200.00 per insurance certificate.

                                               o .30% of the Fee amount of each insurance
                                                 policy purchased by United.

                                               Subservicer's Fee--0.3575% or 0.45375% of
                                               the principal amount of the outstanding
                                               certificates payable monthly.


     The certificates are offered subject to prior sale, to allotment and withdrawal and to cancellation or modification of the offer without notice. The placement agent reserves the right, in its discretion, to reject orders in whole or in part for the purchase of certificates offered hereby, notwithstanding the tender of payment by check or otherwise.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authoried by the trust, Capital or United. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates, or an offer or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful.

                                  RISK FACTORS

     Potential investors should be aware that an investment in the trust involves a high degree of risk. There can be no assurance that the trust's investment objectives will be achieved or that an investor will receive a return of its capital. We also caution you that this prospectus includes forward-looking statements that are based upon our beliefs and assumptions and on information currently available to us. The following considerations should be carefully evaluated before making an investment in the trust.


     The Trust's Performance is Dependent on United, Capital and 21st
Services.   The trust shall look solely to Capital and Capital shall look solely to United for the acquisition of insurance settlements. There can be no assurance that United will be able to purchase a sufficient amount of insurance settlements to utilize the entire $150,000,000 anticipated to be raised from this offering of certificates. If United were to cease acting as subservicer, and if 21st Services were to cease acting as master servicer, delay in processing payments on the insurance settlements and information with respect thereto could occur, resulting in:


     o delays in payments to the certificateholders;

     o the early termination of the trust; and

     o early maturity of the certificates.


     United, in turn is dependent upon Thomas LaRussa, the loss of whom could adversely affect United's business and its ability to perform its duties and obligations under the pooling and servicing agreement and the insurance settlements purchase agreement. The loss of Paul Kirkman, Robert Simon and Steven Walker of 21st Services who will perform the master servicer functions, could also adversely affect its obligations under the pooling and services agreement. There is currently a $5 million key-man insurance policy on Mr. LaRussa, however, there is no key-man life insurance on Messrs. Kirkman, Simon and Walker. Unanticipated delays in the collection of policies will reduce the trust's actual yield on its portfolio and adversely affect the trust's cash flow. See "United, Capital, 21st Services and the Trust."



     The Ability to Predict Life Expectancies will Affect the Trust's Financial Results. The trust's operations and financial results are highly dependent on the ability of United and 21st Services, to predict accurately life expectancies. Life expectancy is a significant factor in United's determination of the purchase price of an insurance policy. 21st Services' computer model has had an eighty percent (80%) confidence level, which means that 80% of the individuals with the insured's medical characterization will die within the life expectancy estimate. However, twenty percent (20%) will live beyond the estimate and therefore could affect the trust's financial results. See "United, Capital, 21st Services and the Trust--Yield Analysis."



     Cures and Advances in Medical Treatments for Terminal Illnesses Will Reduce
the Return on and the Need for Insurance Settlements.   The development of a
cure for or vaccine against diseases and other terminal illnesses or the development of new drugs or other treatments which extend the life expectancy of individuals with such illnesses could delay substantially the collection of the face value of policies assigned to the trust. Any such delay could materially reduce the trust's actual yield on its portfolio, materially adversely affect the trust's cash flows and extend the period over which the trust would recognize future income. In addition, such medical developments would likely reduce the number of individuals seeking insurance settlements. Substantial reductions in the cost of treating terminal illnesses, including reductions from the development of less costly treatments, may also reduce the number of individuals seeking insurance settlements. The trust's profitability is directly linked to its ability to collect the face value of its life insurance policies within the estimated life expectancy of the insured. While some individual insureds will outlive their estimated life expectancy, others will not. Advances in medical treatment or cures that significantly prolong the lives of insureds who have sold their life insurance policies to the trust may eliminate any profits and may lead to substantial losses.



     Possible Shortfall in Liquidity Account.   Inaccurate life expectancy
estimates could result in the depletion of the liquidity account. While investing in a large portfolio of insurance settlements mitigates this risk, if the liquidity account is depleted for any reason, the trust would be unable to pay premiums on outstanding policies and the policies would lapse. Anticipating such circumstances, the trust could attempt to liquidate some of its remaining policies through a sale to one or more third parties. The sale price would take into account the then estimated life expectancies represented by the insurance policies plus a further discount representing a reserve to permit the purchaser to pay premiums for a period of time after the sale. See "Use of Proceeds."



     Delay in Payment and Non-Payment of Policy Proceeds Will Affect the Trust's
Profits and Distributions.   A number of arguments may be addressed by former
beneficiaries under a policy or by the insurance company issuing a policy to deny or delay payment to the trust of the proceeds of a policy following an insured's death, including arguments related to lack of mental capacity of the insured or applicable periods of contestability or suicide provisions. Furthermore, the trust may be unable to collect the face value of any insurance policy issued by an insurance company which becomes insolvent. While virtually all states have established guarantee funds to pay the face value of life insurance policies issued by insolvent insurance companies, the face value of a policy may exceed the amount provided by such fund and, in any event, a significant delay in the receipt of payment may occur. Delay for any reason in the trust's collection of the face value of a life insurance policy following the death of the insured could have an adverse effect on the trust's profits and distributions. The types of events that could cause a delay in payment include disputes with third parties concerning the mental capacity of the insured at the time of sale of the policy, inability to obtain a death certificate in a timely manner, disputes with former beneficiaries concerning the release of their interests, and other problems relating to the transfer of title of the life insurance policy. The trust could also experience difficulty obtaining a death certificate for a deceased insured if the insured disappears prior to such insured's death, the insured dies outside of the Unites States or the trust is unable to immediately determine the country where the insured died.



     There is Currently No Secondary Market for the Certificates.   Investors
may not be able to sell their certificates and there is currently no secondary market for the certificates. There can be no assurance that a secondary market will ever develop and even if one does develop, it may not be sufficiently liquid to allow investors to resell any of their certificates. Pryor, Counts & Co., Inc. has advised Capital that it does not intend to act as a market maker of the certificates.



     Negative Effect of Increase in Interest Rates Will Affect the Trust's Profitability. Changes in interest rates, and expectations about changing interest rates, will have a variety of affects on the trust's business. The trust's profitability is dependent to a significant degree on the difference or the spread between the cost of the insurance settlements and the yield that it earns on its portfolio of policies. An increase in interest rates may affect the price the trust is willing to pay for the insurance settlements. Any substantial increase in interest rates will result in either a decrease in the purchase price the trust is willing to pay for insurance settlements or a lower spread. If the trust's purchase prices were to become significantly lower than its competition's purchase prices, the number of policies available to the trust could decrease. In addition, due to current and proposed regulations in several states which provide minimum purchase prices for policies, the trust may be unable to decrease its purchase prices to fully account for the interest rates paid on the certificates. See "Risk Factors--Possible Costs of and Delays Attributable to Government Regulation Will Affect the Trust's Profitability."


     Competition From Other Insurance Settlement Companies and/or Insurance
Companies.   The acquisition and servicing of insurance settlements is not unique. Several other companies offer similar services and many of them are larger and have greater resources than United and Capital. These other companies could choose to enter United's and Capital's target market and devote greater resources and capital to the acquisition of insurance settlements from seniors/elderly insureds. The resources and capital of the other companies, including insurance companies, are much greater than those which United and Capital currently have available to them or which United and Capital may have available in the future and thus United and Capital may be restricted in their abilities to engage in business competitively with these other companies. See "United, Capital, 21st Services, and the Trust--Competition."


     Possible Costs of and Delays Attributable to Government Regulation Will
Affect the Trust's Profitability.   Capital and United either will be not
required to be licensed, will be licensed, or will temporarily be permitted to do business without a license in various states. Currently only two states, Florida and Texas, regulate senior/elderly life insurance settlements.


     At present, Capital and United have no reason to believe that they will be unable to comply with the licensing requirements of any particular jurisdiction. However, the number of states enacting statutes governing the insurance settlement industry is growing, and states with existing insurance settlement statutes are broadening the scope of their regulations.

     There can be no assurance that, in the future, there will not be periods when Capital and United are not in compliance with state regulations and during which Capital and United will be unable to comply. See "United, Capital, 21st Services and the Trust--Government Regulation."

     A few states, have either adopted or are seriously considering the adoption of legislation that regulates the minimum purchase prices to be paid for insurance settlements. Capital and United will comply with any and all legislation enacted by these jurisdictions and others. Compliance with minimum purchase price requirements may significantly reduce the trust's profitability and ability to make distributions. Because minimum purchase price requirements may prevent the trust from earning an acceptable margin of profit on the life insurance policies in its portfolio, such requirements may force the trust not to purchase life insurance policies in states imposing such restrictions.

     Every state has statutes governing persons and entities engaged in the conduct of an insurance business. United is not aware of any judicial or administrative opinion from any jurisdiction conclusively finding that investment in insurance settlements constitutes the conduct of an insurance business. It is possible, however, that investment in insurance settlements will, in the future, be interpreted as the conduct of an insurance business. The trust will not be organized as an insurance company. If a significant number of jurisdictions, particularly jurisdictions from which the trust will obtain a large amount of insurance settlements limit the trade in insurance settlements to insurance companies, this is likely to have a material adverse effect on the trust and its prospects for financial success.


     The Trust Will Have Limited Assets Other Than Insurance Settlements.   The
trust does not have, nor is it expected to or be permitted to have, any assets other than insurance settlements and temporary investments. Investors, therefore, must rely on payment of death benefits on policies beneficially owned by the trust.



     Regulation as an Investment Company May Terminate the Trust.   While the
trust may be considered similar to an investment company, it does not intend to register as such under the Investment Company Act of 1940, and accordingly, the provisions of that Act, which, among other matters, require investment companies to have a majority of disinterested directors and regulate the relationship between the investment advisers and the investment company, will not be applicable. If the trust is deemed to be an investment company, it will be deemed to be a payout event which means that the trust will terminate and distribute its assets, which will affect its profitability. See "Investment Company Act of 1940."



     Adverse Effect of Bankruptcy or Insolvency of United May Cause Losses to
Certificateholders.   United will warrant to Capital in the insurance
settlements purchase agreement between them that the sale of the insurance settlements by United to Capital is a true and valid sale. In addition, United will take all actions that are required under the law of each of the jurisdictions in which the insurance settlements are purchased to protect Capital's ownership interest in the insurance settlements in the event a court should rule that the sale to Capital was not a true sale but a financing arrangement. United will treat each transaction as a sale, and as such, the insurance settlements would not be part of United's estate should United be subject to bankruptcy proceedings or creditors' rights proceedings. Notwithstanding the foregoing, if United were to become a debtor in a bankruptcy proceeding and if a party to the proceeding were to assert that the sale of the insurance settlements to Capital should be recharacterized as a pledge of such insurance settlements to secure the borrowing of United, then delays in payments of collections to the trust and the certificateholders could occur. In the event a bankruptcy court were to rule in favor of any such party, then reductions in the amount of such payments could result in losses to certificateholders. See "Legal Aspects of the Insurance Settlements--Sale and Transfer of the Insurance Settlements."



     Adverse Effect of Bankruptcy or Insolvency of Capital May Cause Losses to
Certificateholders.   Capital will warrant in the pooling and servicing
agreement that the assignment of the insurance settlements to the trust is an irrevocable assignment of its beneficial interest in the insurance settlements to the trust. Capital will take all actions required under the laws of each jurisdiction in which the insurance settlements are assigned to establish the trust's interest in the insurance settlements. Notwithstanding the foregoing, if Capital were to become a debtor in a bankruptcy proceeding and if a party to the proceeding were to assert that the assignment of the insurance settlements from Capital to the trust should be recharacterized as a pledge of such insurance settlement to secure the borrowing of Capital or, if a bankruptcy court were to rule in favor of any such trustee, debtor in possession, or creditor, then losses to certificateholders could result.


     Breach of Warranties Will Not Result in Repurchase of Policies.   Capital
will represent and warrant to the trust and United will represent and warrant to Capital that the insurance settlements are valid and enforceable. However, it is not anticipated that the trustee will make any examination of the insurance settlements or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. In addition, there are no provisions in the insurance settlements purchase agreement for any repurchases of policies by United or Capital.

     No Operating History; New Industry.   Both Capital and United were
incorporated in October 1999 and have no operating history. The trust was created under the pooling and servicing agreement dated _____________, 2000 and has no operating history. In addition, the senior/elderly insurance settlements industry is relatively new. There can be no assurance that the senior/elderly insurance settlements industry will remain a viable industry or that the trust will remain competitive in the industry.

     Limited Obligations of United and Capital.   Neither United nor Capital has
any obligation to make any payments with respect to the certificates or the insurance settlements.

     Effective Certificate Yield Lower Than Certificate Rate.   The effective
yield to certificateholders on their certificates will be below that otherwise produced by the certificate interest rate because, while interest will accrue on the certificates from the first day of each calendar month, distributions of such interest will be made semi-annually.

     Limited Credit Enhancement.   Credit enhancement of the certificates will
be provided by the liquidity account and overcollateralization up until the final maturity date based upon the trust advancing funds in an amount significantly less than the face amount of the insurance policies represented by the insurance settlements.


     Lack of or Decrease in Asset Diversification if Only the Minimum Amount is
Raised in this Offering.   If only the minimum amount is raised in this
offering, there may be a lack of or decrease in asset diversification since there may be only a few insurance settlements in the trust.



     Dependence on and Concentration of Sourcing Brokers. United will purchase policies referred by sourcing brokers and other referral sources, including 21st Services. Some of these sourcing brokers are under a contractual agreement to refer policies to United, however, none is restrained from referring policies to United's competitors. Sourcing brokers tend to be relatively small independent businesses with limited capital resources. Therefore, no assurance can be given that existing sourcing brokers will remain in business or that relationships with sourcing brokers or other referral sources can be established. In the event that United's relationship with the sourcing brokers were not to be established or to cease, the trust's operations could be adversely affected.



     No Rating of the Certificates Has Been Received.   A rating by a rating
agency is not a condition to issuance of the certificates. Investors are advised to make your decision to purchase certificates based on the certificates being unrated unless and until a rating has been secured. Capital has requested a ___ rating of the certificates from

_____________________. If such rating has been secured it will be included in the final prospectus or the prospectus will be updated to disclose what rating was actually received from the rating agency and, if the requested rating is different from the actual rating, the reasons why the rating agency declined to give the certificates the requested rating. If an investment grade rating is not available, Capital will withdraw the rating request. There can be no assurance that the certificates will be rated. There is no assurance that a rating, if given, will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances so warrant. A rating is based on the following factors: the type of insurance settlements; the financial stability of the insurance companies who must pay claims used in payment of the insurance settlements; the diversification of the pool of insurance settlements based upon the underlying concentration of life insurance claims from a particular life insurance company; the degree of overcollateralization of the certificates; the size of the pool of insurance settlements; the collection history, or lack thereof, of United; and the credit ratings of the credit enhancement, if any, of the certificates. A rating is not a recommendation to purchase, hold or sell certificates, inasmuch as a rating does not comment as to market price or suitability of the market or investment for a particular investor. A rating agency does not evaluate the likelihood of successful remarketing of the certificates.



     No Assurance That the Certificates Will Be Rated Investment Grade.   If the
certificates are rated by a rating agency, there is no assurance that such rating will be investment grade.


     Possible ERISA Prohibition.   It is anticipated, although no assurance is
hereby given, that the trust's assets will not be deemed or characterized as plan assets under the Plan Asset Regulations of the Department of Labor, and that transactions involving the trust will not be prohibited under those regulations or under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Benefit plans, benefit plans' fiduciaries or anyone purchasing the certificates should consult with their counsel concerning the effect that ERISA, its regulations, or the Internal Revenue Code may have on such benefit plan or person. See "ERISA Considerations."


     Possible Adverse Federal Income Tax Consequences.   Capital under the
pooling and servicing agreement and each certificateholder by acceptance of its certificate agree to treat the certificates as indebtedness of Capital for federal, state and local income and business tax purposes. No tax ruling will be requested by Capital or the trust with respect to this characterization. If the characterization of the certificates as debt obligations of Capital were successfully challenged by the Internal Revenue Service, there may be adverse tax consequences to certificateholders. See "Federal Income Tax Consequences".



     Material Litigation Risks. An investment in the certificates involves a certain degree of risk. The trust benefits from an insurance settlement upon the death of an insured. Therefore, there are various emotional concerns surrounding an investment in the certificates. Other than what is described herein, there may be other issues such as privacy, attempts to rescind the insurance settlements, legislation and other factors which may make the certificates subject to litigation.

                                    GLOSSARY

     Certain terms which are used in this prospectus are defined in the Glossary located on page 63.


                           FORWARD-LOOKING STATEMENTS

     Some statements in this prospectus constitute forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such factors include those described in "Risk Factors." The forward-looking statements included in this prospectus may prove to be inaccurate. In light of the significant uncertainties inherent in these forward-looking statements, you should not consider this information to be a guarantee by us or any other person that our objectives and plans will be achieved.

                  UNITED, CAPITAL, 21ST SERVICES AND THE TRUST


THE INSURANCE SETTLEMENT MARKET


     The insurance settlement market has grown significantly since its beginning in the late 1980's. Each year, more than $10 billion in death benefits are paid to the beneficiaries of insureds who died of predictable terminal illnesses or chronic incurable diseases.

     The market potential for policies insuring the lives of individuals seeking to sell for reasons of estate purposes, advanced age, incurable medical conditions, life care, etc. is estimated by various sources, to be in excess of $200 billion and it is estimated that the insurance settlements market will reach $4 billion this year.

     This figure represents those policies that are purchasable because of the accuracy in predicting the life expectancy of these insureds. Medical advances coupled with actuarial statistics have created the potential for this market.

UNITED


     The trust will be subserviced by United Funds, LLC. United was formed in the State of Delaware in October 1999. United has no operating history. United has 5 employees, is minimally capitalized and is currently applying for licenses in various states in connection with its purchase of insurance settlements. United does not anticipate not being able to be licensed in any state in which a license is required. After the formation of the trust, United will (a) purchase insurance settlements for its own account and will sell and transfer those insurance settlements to Capital pursuant to the insurance settlements purchase agreement and (b) service those insurance settlements assigned to the trust from Capital pursuant to the pooling and servicing agreement. United's address is 650
S. Carmel Drive, Suite 150, Carmel, Indiana 46033. Its telephone number is (317) 705-5555.



     United is managed by Thomas J. LaRussa, age 31. Mr. LaRussa from April 1999 has been the President of Capital Resources Group, LLC, an insurance settlements advisory company. From July 1997 to April 1999 he was a Vice President--Finance, with Merrill Lynch Co., Inc. From August 1996 until June 1997 he was a computer systems design consultant with Infinity Medical Management, a viatical settlements company which system provided support for the tracking and execution of premium payments, policy closing financial statements, tracking insureds and periodic financial statement reporting and from December 1994 until August 1996 he was an Informational Services Analyst with Merrill Lynch & Co., Inc. whereby he managed a team of developers that developed contingent management and client contact computer systems. Mr. LaRussa received his Bachelor of Arts Degree from the University of Rochester, cum laude, in 1990.



     United intends to be is a nationwide specialty financial services company that purchases insurance settlements from senior/elderly insureds. United has and intends to continue to enter into agreements with referral sources, primarily sourcing brokers, financial planners, healthcare professionals and elder care organizations to purchase insurance policies from insureds pursuant to which United will purchase the insurance settlements at a discount of between 20% and 90% of the face amount of the insurance policies. United may also use 21st Services or its affiliates as sourcing brokers. United will evaluate and process the insurance settlements. 21st Services will also make an extensive evaluation of such policies. United will then sell the insurance settlements, without recourse to Capital. Capital will assign an irrevocable beneficial interest in such insurance settlements to the trust. United expects that a significant amount of its initial referrals will come from 21st Services. United will pay 21st Services a fee of .30% of the face amount of each policy purchased by United.


     United's business will involve the following principal steps:


     o origination of policy purchases through a nationwide referral network that will include insurance settlements sourcing brokers;


     o underwriting, which includes evaluating the terms of each policy and, with the assistance 21st Services, estimating the life expectancy of the insured;

     o closing the transaction, which includes execution of a sale agreement, releases of beneficiaries and an insurance policy assignment as well as payment of the purchase price;

     o monitoring the insured and the policy; and

     o collecting the policy proceeds following the insured's death.

                                  ORIGINATION


     United will obtain information regarding potential policy purchases from a nationwide referral network that includes sourcing brokers and community groups and professionals, including health care practitioners, care groups, financial planners, attorneys and doctors, involved in the treatment of and provision of services to the elderly.


     United has formal agreements with several referral sources, including 21st Services, and it hopes to establish close relationships with several other referral sources who have established market niches within the senior/elder communities. Many referral sources advertise their services in the geographic area in which they operate and target such advertising to specific communities. The use of referral sources will allow United to operate in market niches that otherwise would be cost prohibitive for it to pursue through direct advertising. United intends to pay certain of its referral sources, typically sourcing brokers, fees based on negotiated informal fee arrangements. Sourcing brokers are typically paid an up-front fee, based on the face value of the policy, upon the funding of the policy and may also be paid a back-end fee, also based on the face value of the policy, upon receipt by the trust of the proceeds of the policy. United does not intend to pay referral fees to doctors, lawyers or other professionals to whom United is prohibited by applicable law from paying a referral fee and will not do business with referral sources which United does not believe to be reputable. Sourcing brokers and certain other referral sources also handle other administrative functions, such as collecting and processing applications from potential clients and collecting medical and insurance records.

                                  UNDERWRITING


     The underwriting process is designed to obtain accurate information regarding both the insured and the life insurance policy (a) to determine whether United will offer to purchase the policy and, if so, the price it will offer and (b) to ensure that certain criteria are met to minimize challenges by former beneficiaries or other persons to the purchase or by an insurance company to payment of the face value of the policy. See "Risk Factors--Delay in Payment and Non Payment of Policy Proceeds Will Affect the Trust's Profits and Distributions."


     Once a potential client contacts United, an application and consent form permitting United to obtain medical and insurance coverage information for the insured are sent to the potential client. All information obtained by United in connection with policy purchases, including the identities of the insureds, is held in confidence and access thereto will be restricted by United to its employees, 21st Services and other representatives. Upon receipt by United of the completed application, it is reviewed to determine preliminarily the insured's life expectancy and, if the face value exceeds the applicable state guarantee fund limit, whether the insurance company which issued the policy is of a credit quality deemed acceptable to United.

     If it appears from the application that the policy is one United would be interested in purchasing, United will obtain from the attending physician medical information about the insured which usually includes several years' worth of laboratory reports and physicians' notes and a written statement as to whether or not the insured is of sound mind. United will forward such information to 21st Services for review and evaluation.

     Simultaneously, United will obtain verification of insurance coverage and other policy information from the insurance company, the employer or the group administrator. The insurance documents will be reviewed to determine the type of policy, e.g. whole. term or other, and any provisions which may effectively reduce the face value of the policy, e.g. loan against the policy, and to ensure, among other things, that:

     o the policy under consideration is past any contestability periods, i.e. the periods during which the insurance company may deny payment for various persons, including suicide and a misstatement of material facts;

     o all current primary beneficiaries are willing to execute releases with respect to any present or future claims they may have with respect to the policy; and

     o United is able to obtain ownership of the policy and the associated policy proceeds. United will not purchase a policy if a minor is a named beneficiary at the time of purchase. United will also review the policy premium schedule and determine whether the policy contains a disability waiver of premium rider which impacts future premium payments. United will attempt to ensure that the policy is compatible with the trust's portfolio in terms of monthly cash flow. The review process for the insurance documents generally will take one to three weeks, depending on the extent of cooperation received from third parties.


     United does not intend to purchase policies of insureds who are not residents of the United States or whose insurance companies are not domiciled in the United States.


     If a referral source identifies a potential client, some of the documentation gathering described above, including collection of necessary medical, personal and insurance information, may be performed by such referral source prior to submission of the application to United, but the determination of the insured's life expectancy and compatibility with investment criteria, review of insurance documents and determination of legal and contractual issues will be made by United and 21st Services.

                                    CLOSING

     If United determines that the policy meets its criteria, including underwriting and investment criteria, United will make an offer to the insured to purchase the policy. The purchase price will be based upon the face value of the policy, United's estimate of the insured's life expectancy as per 21st Services, the premiums estimated to be paid under the policy over the insured's estimated life expectancy as per 21st Services, and certain other costs of the policy. If the insured accepts the offer, purchase documents are prepared from forms generated by United's management information system. The documents include a sale agreement, releases from beneficiaries, a change of ownership or assignment form and a change of beneficiary form. United will acquire ownership in each insurance policy by filing a change of ownership or absolute assignment form and a change of beneficiary form with the applicable insurance company, employer or group administrator. Following receipt of appropriate acknowledgment of the recordation of such changes, closing occurs and funds are disbursed as directed by the seller of such policy. United anticipates that the closing process will take one to three weeks and the entire purchase process, from application to closing will take from four to eight weeks. United will provide an out option through which the insured may, for any reason, return the disbursed funds, and any premium payments made by the trust in the interim, and be unconditionally released from the sale agreement. The out option period is at least 15 days from receipt of the purchase price and is longer, i.e. 30 days, if required by applicable law.

                                   MONITORING


     Following the disbursement of funds, the insured is regularly monitored to obtain timely information concerning the insured so that proceeds may be collected as promptly as possible following the death of the insured. The monitoring forms the basis of knowing whether an insured has died. Monitoring will be conducted in a sensitive and professional manner and will be assisted by the 21st Services' management information system. In addition to tracking the medical status and location of an insured, the 21st Services also will audit certain policies to ensure that they do not lapse because of a failure to timely pay premiums. Some protection against the failure to pay premiums is provided by statutory or policy provisions that require insurance companies to provide written notice before terminating a policy for failure to pay premiums. As owner of record of the policy, Capital generally will receive such notice directly.


                                   COLLECTION


     Once an insured has died, a request for a copy of the death certificate will be filed in the appropriate governmental office. Often the insured's family or companion will also submit a copy of the death certificate to the insurance company. United will then file the death certificate with the insurance company and request payment of the policy proceeds. United will monitor the collection status until the trust receives the face value of the policy. Monitoring of collection status will be assisted by United's management information system which will reflect the filing of the death certificates, the filing of claim forms with the insurance companies by United, and provide for a status update until the claims have been paid. Insurance companies have an incentive to pay promptly on policies because most states require insurance companies to pay interest on claims which take more than 30 days to settle. Actual collections will generally occur within 30 to 55 days following the death of the insured. However, in certain states e.g., New York actual collections may take a longer period of time due to delays in processing of documents by state authorities.


                        POLICY AND PORTFOLIO INFORMATION

   General Description of Types of Policies to be Purchased by United

     Term Policies.   Term policies provide life insurance protection for a
limited number of years e.g., until age 65. Generally, term policies are less costly, compared to whole life policies, for younger insureds, although premiums increase over time. Such policies are usually one-year renewable policies, though some term policies have fixed premiums for longer intervals. Term policies do not build up any cash value or pay dividends, although many are convertible to whole life policies.

     Whole Life Policies.   Whole life policies typically provide protection for
the life of the insured. Based on a fixed premium payment, these policies build up a cash value because premiums paid in the earlier years are higher than those required to maintain the insurance. Many whole life policies have dividends which the insured can receive in cash or can apply to premiums applicable to additional coverage.

     Universal Life Policies.   This type of policy is generally a flexible
premium, adjustable death benefit policy and allows premiums to be skipped so long as the cash value of the policy is sufficient to pay the premiums. There are many variations of this type of policy.

     Group Life Policies.   Many group policies provide term coverage, though
some provide universal life coverage. Such policies are either provided by an employer or are provided to members of a particular group.

                                 YIELD ANALYSIS

     Unlike specialty financial services companies whose performance depends primarily on the ability to collect on a portfolio, the trust's performance depends primarily on the timing of collection on its portfolio. To a great extent, United will determine its purchase price for policies based on the estimated date of collection. To the extent the trust collects a policy earlier than expected, the actual annualized yield on such policy will be higher than the original estimated annual yield. Conversely, to the extent that the trust collects on a policy later than expected, the actual annualized yield on such policy will be lower than the original estimated annual yield. Thus, the actual collection date of each policy affects the actual annualized yield on the trust portfolio.

                                  COMPETITION

     United believes potential clients distinguish insurance settlement companies based on three principal factors:

     o price;

     o response time; and

     o sensitivity and professionalism in dealing with the client, the insured and their friends and relatives.

     A settlement company typically determines the price that it is willing to pay for a life insurance policy principally based upon its estimate of the life expectancy of the insured and, hence, the present value of such policy discounted at a rate as determined by such life expectancy. Response time is affected by the settlement company's internal ability to meet demand, the cooperation received from the potential client's insurance company and the insured's doctor and, ultimately, the insurance settlement company's access to capital to fund its purchase of a policy.

     United believes that approximately 50 to 60 insurance settlement companies currently operate in the United States. Although lack of traditional funding sources and high financing costs have limited the industry's growth in the past, competition has recently increased. The increased competition has contributed to higher prices and lower original estimated annual yields.

     Most insurance companies also offer some form of accelerated death benefits to holders of their policies with terminal illnesses, but the types of benefits and cost thereof vary substantially among such companies. According to a study conducted in March 1994 by the American Council of Life Insurance and LIMRA International, at least 215 life insurance companies, issuing approximately 70% of the life insurance in force in the United States, offered some form of accelerated death benefit to their customers at the time of the study. The number of insurance companies offering some form of accelerated death benefit has likely increased since the study was conducted. During the last five years, the number of life insurance companies offering accelerated death benefits has increased substantially, and there have been limited instances of insurance companies acquiring settlement operations and providing settlements directly. Despite those offered alternatives, claim experience for accelerated death benefits appears to be limited. United believes the limited use of accelerated benefits is a result of the restrictive nature of the benefits offered by insurance companies. For example, over 90% of the products offered by insurance companies responding to the study required the customer to have a life expectancy of 12 months or less and 30% required a life expectancy of six months or less. In addition, many products reported in the study specified a minimum face value for the policy and over 50% of the products specified a maximum benefit ranging from 26% to 50% of the face amount. United believes that insurance companies, on an industry-wide basis, have not aggressively participated in the market for senior/elderly insurance settlements or related products or services primarily because of the undeveloped nature of the market and the potential for public relations problems for the insurance industry resulting from insurance companies redeeming policies for less than the death benefit promised to their policyholders.

     Given the restrictions typically imposed on the availability of accelerated death benefits, senior/elderly insurance settlements have, to date, been an attractive alternative to accelerated death benefits for senior/elderly individuals. Insurance settlements can also offer some people with terminal illnesses the opportunity to pursue lifelong goals while they are still relatively healthy. Although United believes that insurance companies may continue to be reluctant to enter the senior/elderly settlement market, insurance companies may reduce their restrictions applicable to accelerated death benefits, may begin to provide senior settlements directly or through separate settlement companies or may offer other competing products or services on a broader basis. See "Risk Factors--Competition."


     United believes that it will be well-positioned within the senior/elderly insurance settlement industry. As an early entrant it intends to establish a reputation in the industry for providing settlements in a professional, efficient and responsible manner. In addition, United believes its strict underwriting procedures and its relationship with 21st Services will provide it with a competitive advantage. United also believes that the confidentiality afforded the insureds by selling their policies to a trust will be an additional incentive for them to do business with United rather than sell their policies to persons who will hold the policies directly. Finally, if this offering is successful, the proceeds from this offering will allow United to have significant financial flexibility in such a fragmented market since it will have access to resources which will allow it to purchase more senior/elderly insurance settlements at deeper discounts.

                             GOVERNMENT REGULATION

     United will monitor the progress of new legislation and regulations in each state in which it purchases policies. However, given the emerging nature of senior/elderly settlement regulations there may be periods in which United is not in compliance, or is unable to comply, with the effective provisions of each applicable, statute and regulation. Only Florida and Texas have enacted permanent statutes governing senior/elderly insurance settlement companies and brokers.

     Under most state regulatory schemes insurance settlement companies must be licensed by the state insurance commissioner in order to solicit or enter into an insurance settlement contract in that state. Licenses are normally renewable on an annual basis but may be revoked if the licensee fails to comply with the provisions of the statute or regulations. Licensees typically must file annual operating reports with the commissioner, permit the commissioner to examine their records; disclose alternatives to a insurance settlement to each potential client; obtain representations as to the mental competency of the potential client; deposit the purchase price for a policy into a trust or escrow account in a bank; and allow the client a 15 to 30 day rescission period. United and Capital will either not be required to be licensed, are licensed, or will be temporarily permitted to do business without a license, in each state in which it purchases policies. However, United may not be able to obtain licenses in every state when required or to renew or prevent revocation of a previously issued license. United may be precluded from doing business in any state in which it is unable to obtain or maintain a required license.

     A limited number of states have also enacted statutes or adopted or proposed regulations, that establish minimum purchase prices to be paid to the insured according to the insured's life expectancy.


     Every state has statutes that regulate conducting an insurance business. Although United is not aware of any judicial authority interpreting whether the senior/elderly insurance settlement business constitutes conducting an insurance business, some or all of these statutes may be interpreted in the future to include senior elderly insurance settlements and to preclude United, which is not an insurance company, from operating in those states. See "Risk Factors--Possible Costs of and Delays Attributable to Government Regulation will Affect the Trust's Profitability."


CAPITAL RESOURCE GROUP ONE, LLC.


     Capital was formed in the State of Delaware in October, 1999. Capital was organized for the restricted, limited purpose of forming the trust, purchasing the insurance settlements from United, assigning the insurance settlements to the trust, executing the certificates through the trust, and for incidental, necessary or convenient purposes related to the foregoing. Capital is prohibited from incurring any debts except to the extent the certificates are characterized
as debt obligations of Capital. Capital's current assets consist of [$   ].
Prior to its formation, Capital had no operating history. Mr. Thomas LaRussa may be deemed to be finder and/or promoter of Capital. Capital's sole member and officer is Thomas LaRussa.


     Capital will enter into an insurance settlements purchase agreement dated the date of the pooling and servicing agreement between Capital, as buyer, and United, as seller, containing the terms and conditions under which Capital will purchase insurance settlements from United. Pursuant to the insurance settlements purchase agreement, United will (a) sell, transfer, assign, and convey to Capital all of United's right and interest in and to the insurance settlements and (b) take all actions that are required under state law to establish Capital's ownership interest in and to the insurance settlements, as more fully described in the senior insurance settlements purchase agreement. See "Description of the Insurance Settlements Purchase Agreement."

     Pursuant to the pooling and servicing agreement, simultaneously with the purchase of the insurance settlements from United, Capital will (a) designate the trust as an irrevocable beneficiary of the insurance settlements and (b) cause to be taken all actions that are required under state law to establish the trust's interest in and to the insurance settlements. See "Description of the Certificates and the Pooling and Servicing Agreement--Assignment of Insurance Settlements".


     Diversification Requirements:   Capital will covenant to structure its
purchase, acquisition and assignment of insurance settlements so that:


     o at acquisition, no less than 75% of the cumulative death benefits of the insurance settlements held or beneficially owned by the trust shall be payable by insurance companies with an A.M. Best rating of A or better, or its equivalent as set by other nationally recognized rating agencies,

     o at acquisition no more than 25% of the cumulative death benefits of the insurance settlements held or beneficially owned by the trust shall be payable by insurance companies with an A.M. Best rating of B+, or its equivalent as set by other nationally recognized rating agencies.

     o less than 10% of the outstanding cumulative death benefits of the insurance settlements held or beneficially owned by the trust shall be payable by any one insurance company, and

     o no more than $4 million in Tranche I and $10 million in Tranche II will be cumulative death benefits relating to any one individual.

21ST SERVICES


     The trust will also engage 21st Services as master servicer, to assist it in the identification, evaluation, monitoring and collection of the insurance settlements. 21st Services, located in Minneapolis, Minnesota, provides high quality medical and insurance underwriting to the insurance settlements industry. 21st Services is nationally recognized for its experience in evaluating and underwriting insurance settlements. 21st Services has had significant experience in medical underwriting, insurance underwriting and post-purchase servicing of insurance settlements to the insurance settlements industry. 21st Services utilizes a statistically-based computer model to provide life expectancy estimations in the newly emerging senior/elderly insurance settlements market. Its model has had an eighty percent (80%) confidence level, which means that 80% of the individuals with the insured's medical characterization will die within the life expectancy estimate. The trust will engage 21st Services to provide an independent medical evaluation of all insureds prior to United purchasing the life insurance policies. 21st Services currently provides this service to many of the participants in the insurance settlement industry. 21st Services will receive a separate fee, payable monthly, for its diagnostic and evaluation services. The fee will be no more than $200.00 per insurance certificate regardless of whether United eventually purchases such policy.



     Depending on the insured's medical condition and at the discretion of 21st Services, the life expectancy review is accomplished through independent reviewing physicians, 21st Services' computerized life expectancy model or a combination of the two methods. Whatever method is utilized, the life expectancy review includes a comprehensive review of the insured's medical chart and specialized forms, if available, and, if necessary, an interview with the insured's attending physician.



     The insured's medical chart will generally contain the following items which may be furnished by the sourcing broker or requested by United:


     o Progress notes from the primary care provider and physician specialists

     o Laboratory results

     o X-ray reports and other diagnostic tests

     o Surgical reports

     o Hospital admit/discharge summaries

     o Pathology reports

     o Previous and current therapy/treatment

     o Lifestyle risk factors

     o Functional impairments

     o Psychological parameters.


     If the life expectancy is generated by the proprietary computer model, data from the insured's medical records and applicable forms are abstracted and key risk factors are entered to the model. The model uses the risk factors to tailor the general mortality statistics to the health and lifestyle profile specific to the insured. The core of the model is the Industry Average Mortality Tables obtained from an international actuarial firm. The statistical mortality data on these tables relates solely to insured individuals and does not include the indigent or uninsurable populations. The basic mortality data is adjusted by a system of debits compiled by an accredited life underwriting researcher who has degrees in epidemiology and public health. The sources of information driving the risk factor adjustments include underwriting criteria from large insurance companies, the Medical Information Bureau, governmental studies and privately secured research. The life expectancy certificate will highlight all pertinent risk factors used to determine life expectancy. The model provides a median life expectancy for the specific insured, expressed in months.


     If the life expectancy review is completed by a physician specialist, the reviewer will fully evaluate the insured's medical history, write a summary of the highlights, provide an estimated life expectancy and justifications for the life expectancy. Factors influencing each decision may include their own clinical experience, peer review, rigorous analysis of medical journals, library or internet research, non-public information concerning clinical trials, investigational new drugs, and statistical information.

     21st Services will also provide master servicer functions, such as:

     o Review medical, insurance and final underwriting for proposed policies

     o Review financial analysis of each policy and its relationship to the aggregate pool of policies

     o Review purchase recommendations

     o Audit integrity of financial model on a periodic basis

     o Track all insureds and maintain updated medical files

     o Maintain data on pool characteristics


     o Audit premium calendar database

     o Prepare reports as agreed


     All of the above services, except for tracking and maintaining updated medical files on the insureds for which 21st Services will receive $23.00 per month for each active policy, will be included in the master servicer fee.

     The managers of 21st Services are:

     PAUL KIRKMAN, age 36, President--21st Diagnostics, managing director of 21st Holdings, LLC, obtained his college education from Michigan State University, and in 1995 began his viatical career as an underwriter for ViatiCare Financial Services, LLC, where he became an expert in dissecting the complexities of group life insurance. He later assumed the role of Service Group Manager and Manager of Medical Affairs. As Service Group Manager he trained new client service representatives in the art and science of insurance underwriting and actively participated in the underwriting of difficult policies and those with particular financial appeal to the company. As manager of Medical Affairs he managed the company's consulting physician network and interacted with the clients' attending physicians to ensure that life expectancies were obtained on a timely basis.


     Mr. Kirkman joined 21st Services in 1998 and he leads the Diagnostic division. With Mervyn F. Silverman, M.D., MPH, he developed a high quality network of consulting physician specialists who review medical charts to provide life expectancies for clients with terminal illness. Kirkman also led the development of 21st Services elder life expectancy model with an accredited life underwriting researcher who has backgrounds in epidemiology and public health. He combined the expertise of an international actuarial firm, a life underwriting consultant and a respected geriatrician with 21st Services' knowledge of the insurance settlement industry to create the most sophisticated, credible elder life expectancy model in the industry. Mr. Kirkman believes that this model is the only automated computer model in the industry.


     Kirkman has approximately 5 years of life insurance settlement industry experience.

     ROBERT SIMON, age 39, President--Manna Financial, has been managing director of 21st Holdings, LLC since February 1998. He became the controller for ViatiCare Financial Services, a large midwestern viatical funding company in 1995 and became chief financial officer for the company in 1997. In these capacities he was responsible for developing procedures, controls and information systems that allowed the company to dramatically increase its purchasing volumes and manage a growing portfolio of insurance settlements in a controlled fashion. Simon implemented a complex corporate structure designed to support the public securitization of insurance settlements. He managed all administrative, compliance and reporting functions for a $600 million revolving credit facility to fund policy purchases. Simon was also responsible for negotiating a reinsurance treaty with a major reinsurance firm and a backup servicing agreement with a national bank. Before entering the life insurance settlement industry, Simon held a variety of financial, audit and marketing positions with several large financial, transportation and energy companies.


     As President of Manna Financial, Simon has developed a senior/elderly insurance settlement originations network of insurance agents that has produced a steady stream of insurance settlements. Simon regularly teaches life insurance settlement concepts and applications to insurance agents and health care workers around the region. As Managing Director of 21st Holdings, LLC, Simon has developed proprietary information systems to control life expectancy, underwriting and post-purchase policy servicing operations.


     Simon holds a bachelor's degree in accounting from the University of Minnesota and an MBA in marketing from the University of St. Thomas. Simon also holds designations as a Certified Public Accountant and Certified Information Systems Auditor. Simon has 5 years of life insurance settlement industry experience.

     STEVEN WALKER, age 39, President--21st Underwriting and 21st Guardian, managing director of 21st Holdings, LLC, from 1995 until 1998 was an underwriter, Service Group Manager and Manager of Policy Purchasing for ViatiCare, a large mid-western viatical funding company. In these positions, he was responsible for evaluating the insurance risk of insurance settlements against strict acceptance parameters mandated by the institutional lender. He was also responsible for managing the closing process for settlement transactions, including compliance reviews before files were forwarded to the escrow agent for closing.

     Mr. Walker joined 21st Services in 1998 and he has created a substantial insurance underwriting practice that manages the underwriting and placement operations for a large number of regional and national brokers and funders. Other funders rely on Walker's insurance underwriting expertise to help them evaluate special insurance risks that they would not understand or could not verify without his expertise. Walker is also responsible for managing the contact and death claim filing processes for approximately 500 insureds who have sold their life insurance policies to several funding companies.

     Walker earned his college degree from the University of Minnesota. Walker has approximately 5 years of life insurance settlement industry experience.

THE TRUST

     The issuer of the certificates is Insurance Settlements Funding Trust 2000,
a trust organized on                   , 2000. The purpose of the trust will be
to invest the proceeds of the offering in insurance settlements and thereafter collect the death benefit proceeds associated with such insurance settlements and distribute the proceeds to the certificateholders.


     The trust will be formed in accordance with the laws of the State of Delaware, as a business trust, and pursuant to the pooling and servicing agreement. The originator of the trust will be Capital. The trust will be formed for the restricted, limited purposes of beneficially owning the insurance settlements acquired from Capital and the proceeds from such insurance settlements, issuing certificates and making payments on the certificates, and making certain specified permitted investments. See "Description of the Certificates and the Pooling and Servicing Agreement." The trust is not expected to have any need for, or source of, capital other than the assets of the trust. Upon formation, the initial assets of the trust will be [$100] provided by Capital. See "Description of the Certificates and The Pooling and Servicing Payment--The Trust's Assets." It is expected, but there can be no assurance, that there will be assets remaining in the trust after all interest and principal payments have been made to certificateholders. All excess assets, if any, after all required payments to certificateholders will be transferred to Capital. See "Description of the Certificates and the Pooling and Servicing Agreement." The trustee of the trust is The Bank of New York, a New York banking corporation. The trust will pay The Bank of New York an aggregate annual fee of approximately $150,000.



FINANCIAL INFORMATION



     Capital has determined that its financial statements are not material to the offering made hereby.



     The trust will be formed to benefically own insurance settlements and to issue the certificates. The trust will have no assets or obligations prior to the issuance of the certificates and will not engage in activities other than those described herein. Accordingly, no financial statements with respect to the trust are included in the prospectus. If the trust is formed during the offering period, audited financial statements of the trust will be included in the prospectus. See "Description of The Certificates, and The Pooling and Servicing Agreement--Reports and Records of the Master Servicer and Subservicer" and "Distribution and Reports to Certificateholders."


THE ESCROW AGENT


     The trust will retain The Bank of New York to serve as escrow agent for the trust. As escrow agent, The Bank of New York will not evaluate medical information or make assumptions as to estimated life expectancy.


MANAGEMENT FEE


     The master servicer and subservicer shall receive a management fee equal to .55% of the principal amount of the certificates outstanding as determined at the closing dates. Capital will grant to the master servicer a right entitling the master servicer to receive 5% of the trust's assets remaining in Tranche I and Tranche II of the trust, respectively, after all interest and principal payments have been made to certificateholders. Such right shall vest at the rate of 12.5% and 10% per year, for Tranche I and Tranche II, respectively. If either Tranche is redeemed prior to maturity, such rights shall vest automatically. If the master servicer is required to become the successor servicer, it will be paid a one-time management transfer fee of $100,000 by the trust.


     The management fee will be paid monthly in arrears, for each preceding month. This management fee will compensate the master servicer and subservicer for their services in managing the affairs of the trust including identifying and qualifying potential insurance settlements for purchase, negotiating the price to be paid for insurance settlements, monitoring insurance settlements assigned to the trust, assuring that premiums are paid when due and liquidating insurance settlements purchased by the trust if necessary or advisable.

     The trust will have no employees or office space. The master servicer and subservicer will bear all costs and expenses of providing to the trust any office space, furniture, fixtures, equipment, facilities, supplies, telephone, secretarial, internal bookkeeping and necessary ongoing overhead support services for the trust's operations, the compensation of the master servicer's and subservicer's personnel, and expenses incurred in connection with monitoring and collecting insurance settlements. The trust will pay all other costs and expenses of the trust including the following:

     o all routine administrative expenses of the trust, including the cost of the preparation of the annual audit, financial and tax returns, tax reports required for investors or the trust, cash management fees and routine legal and accounting expenses,

     o all out-of-pocket costs and expenses, if any, incurred in identifying, evaluating, purchasing, acquiring, holding, valuing and disposing of insurance settlements, including without limitation any financing, legal, accounting, advisory and consulting expenses in connection therewith,


     o all third-party expenses in connection with the insurance settlements or proposed insurance settlements that are not ultimately made, including, without limitation, the out-of-pocket costs and expenses incurred in connection with obtaining third-party financing, such as commitment fees, if any,


     o brokerage commissions, license and registration fees and expenses, custodial expenses and other investment costs actually incurred in connection with the insurance settlements,

     o interest on and fees and expenses arising out of all borrowings, if any, made by the trust, including, but not limited to, the arranging thereof,

     o the out-of pocket costs of any litigation, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the trust,

     o license fees and associated costs of obtaining all necessary licenses such as licenses as an insurance settlement provider, registration expenses and any taxes, fees or other governmental charges levied against the trust and all expenses incurred in connection with any tax audit, investigation, settlement or review of the trust, and

     o expenses to the extent that such expenses are not servicing expenses, including expenses relating to the formation of the trust and the offering of the certificates.

                                USE OF PROCEEDS


     On each closing date, the proceeds received from the sale of certificates, net of payments to Pryor, Counts & Co., Inc. and other fees and expenses, will be paid to the trust to purchase insurance settlements from Capital which Capital will acquire from United and which United will acquire from sourcing brokers. Approximately 66 2/3% of such funds will be utilized to acquire insurance settlements and the remaining approximately 33 1/3% will be used to fund the liquidity account. See "Description of the Certificates and the Pooling and Servicing Agreement--Investor Accounts and Allocation of Collateral; Liquidity Account." The amount of proceeds which will be paid to Pryor, Counts & Co., Inc., as its commission, shall be equal to 3.5% of the aggregate principal amount of the certificates issued on each closing date. The Bank of New York will be entitled to retain, from any disbursements from the escrow account that are payable to Capital for insurance settlements assigned to the trust, any outstanding fees and/or expenses due The Bank of New York under the escrow agreement and which have not been paid by Capital.


                              MATURITY ASSUMPTIONS

     The pooling and servicing agreement provides that certificateholders will not begin to receive payments of principal until after the final maturity dates. During the amortization period, the certificateholders will be entitled to receive semi-annual payments of interest. See "Description of the Certificates and the Pooling and Servicing Agreement--Principal Payments." The certificates are also subject to optional repurchase by the trust after a 5 year period, respectively, at 102.50% of the outstanding principal amount of the certificates. See "Description of the Certificates and the Pooling and Servicing Agreement--Principal Payments; Termination."

                              PLAN OF DISTRIBUTION


     Pryor, Counts & Co., Inc. has entered into an agreement with Capital and United, to act as the agent with respect to the sale of the certificates in this offering. Pryor, Counts & Co., Inc. has made no agreement to purchase or take down all or part of the certificates pursuant to this offering, but has agreed to use its best efforts on a minimum-maximum basis to sell a minimum of $20,000,000 principal amount of certificates within 90 days after the date of this prospectus, subject to Capital's option to extend such period for 30 days. If the minimum amount of certificates are not sold within said period, the agreement between Pryor, Counts & Co., Inc. and Capital and United will terminate and 100% of the subscription payments will be returned to subscribers with interest. If, however, the minimum $20,000,000 principal amount of certificates are sold within the initial 90, or 120, day period, the offering will continue on a best efforts basis until the earlier of (a) the sale of the remaining $130,000,000 principal amount of certificates; (b) twelve months after the effective date of this registration statement; or (c) the mutual agreement of Pryor, Counts & Co., Inc. and Capital to terminate sales of the certificates, even after the minimum amount of certificates are sold.



     All proceeds from subscriptions to purchase the certificates will be promptly transmitted by Pryor, Counts & Co., Inc. or other participating broker/dealers by noon the next business day after receipt of such proceeds, to an interest bearing escrow account at The Bank of New York. All subscriber's checks should be made payable to "THE BANK

OF NEW YORK ESCROW ACCOUNT FOR INSURANCE SETTLEMENTS FUNDING TRUST 2000."



     Pryor, Counts & Co., Inc. is a member in good standing of the National Association of Securities Dealers, Inc. and registered as a broker/dealer with the Securities and Exchange Commission. It will receive a one-time sales commission equivalent to 3.5% of the principal amount of the certificate subscriptions obtained by them. Capital will direct The Bank of New York to remit Pryor, Counts & Co., Inc.'s fee to them at each closing date. Participating dealers will receive a commission out of the 3.5% paid to Pryor, Counts & Co., Inc.


     Upon the sale of $20,000,000 principal amount of certificates, Capital will grant to Pryor, Counts & Co., Inc. a right entitling them to receive up to 2.75% and 10% of the assets, respectively, if any, remaining in Tranche I and Tranche II of the trust, respectively, after all interest and principal payments have been made to certificateholders. This right serves as additional compensation to Pryor, Counts & Co., Inc. for selling the certificates.

     Capital and United have agreed, under the placement agent agreement, to jointly and severally, indemnify and hold harmless Pryor, Counts & Co., Inc. and its controlling persons, respective officers, directors, employees, agents, successors and assignees against any and all losses, claims, damages, liabilities, costs and expenses to which the indemnitie(s) may become subject and which arise directly or indirectly out of or are based upon any breach of the placement agent agreement by Capital; any untrue statement or alleged untrue statement of any material fact contained in the registration statement and prospectus or any amendment or supplement thereto; any omission or alleged omission in the registration statement or prospectus of a material fact required to be stated therein or necessary to make the statements therein not misleading; or the representations by Pryor, Counts & Co., Inc. of Capital in selling the certificates.

     The placement agent agreement may be terminated by Pryor, Counts & Co., Inc. at its option by giving notice to Capital and Capital's counsel, if Capital materially fails to fulfill its obligations thereunder or if Pryor, Counts & Co., Inc. learns of any material misrepresentations made by Capital.

     There can be no assurance that Pryor, Counts & Co., Inc. will be successful in selling any or all of the certificates offered hereby. Pryor, Counts & Co., Inc. does not intend to sell any certificates to any account over which it may exercise discretionary authority.

     The foregoing is a brief summary of all material provisions of the placement agent agreement. A copy of the placement agent agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     Cullasaja Capital, Ltd., a wholly owned operating unit of Chanticleer Ventures, Ltd., of Nassau, Bahamas, will receive one-time consulting fee equivalent to .0033 1/3% of the outstanding principal balance of the certificates in the trust sold pursuant to this offering. The consulting fee will be payable by United on a monthly basis against the amount owed commencing on the month following the first closing date and continuing until the trust termination date.

REGISTRATION OF CERTIFICATES


     The certificates will be registered by individual book-entry by the transfer agent and registrar who shall be The Bank of New York. There currently is no secondary market for the certificates, and there is no assurance that one will develop.


                        DESCRIPTION OF THE CERTIFICATES
                    AND THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued pursuant to the pooling and servicing agreement to be entered into among Capital, as assignor of the insurance settlements and originator of the trust, United as seller and subservicer of the insurance settlements, 21st Services, as master servicer, and the trustee, and which agreement will be substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part. The trustee will provide a copy of the pooling and servicing agreement to any certificateholder on written request. The following summary describes the material terms of the pooling and servicing agreement.


THE TRUST'S ASSETS


     The certificates will evidence undivided interests in the trust and represent the right of the certificateholders to receive from the trust the amounts required to make payments of principal and interest on the certificates. The trust's assets will consist primarily of:

     o an irrevocable beneficial interest in the insurance settlements;

     o monies due or to become due thereunder;

     o monies received from insurance companies in payment of the insurance settlements;

     o monies on deposit in bank accounts of the trust or other permitted investments, inclusive of interest earned or accrued on the funds deposited in said accounts; and

     o all right, title, and interest with respect to the insurance settlements and any supporting documentation or agreements related to the insurance settlements and with United under the insurance settlements purchase agreement. See "Description of the Insurance Settlements Purchase Agreement."

     The certificates in the aggregate will represent a 100% interest in the trust's assets up until the final maturity dates. See "Investor Accounts and Allocation of Collections." Each certificate will represent the right to receive
(a) semi-annual payments of certificate interest at the certificate rate primarily from the liquidity account and (b) payments of certificate principal funded from collections attributable to payments by insurance companies pursuant to the insurance settlements. The certificates are structured to facilitate a secured, credit-enhanced financing with the intention that the certificates will constitute indebtedness of Capital for federal income, state and local tax purposes, and Capital and each certificateholder, by acceptance of its certificate, agrees to recognize and report the certificate as indebtedness of Capital for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, and to report all receipts and payments relating to the certificates in a manner that is consistent with such characterization.

     The principal amount of the certificates will remain constant. Distribution of interest and/or principal on the certificates on each distribution date will be made by the trustee, directly to the certificateholders in whose names the certificates were registered at the close of business on the record date. Distributions will be made by check mailed to the address of each of the certificateholders as it appears on the register maintained by the trustee, or its designee. The final payment on any certificate, however, will be made only upon presentation and surrender of such certificate at the office or agency specified in the notice of final distribution to certificateholders. The trustee will provide such notice to registered certificateholders not later than the 5th day prior to the final distribution.

THE CERTIFICATES

     For federal tax purposes, Capital intends that the certificates will constitute evidence of indebtedness of Capital. The certificates will be substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part and which is attached to the pooling and servicing agreement as an exhibit. The certificates will be issued in the minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof equal to the original principal amount for which each certificateholder subscribed to purchase; provided, however, that one certificate may be issued on each closing date in a residual amount of less than $1,000.

     On each closing date, upon the order of Capital, the trustee shall authenticate and deliver the certificates to the certificateholders against payment to Capital of the subscription proceeds for such certificates net of any placement fee. The certificates will be issued contemporaneously with the assignment of the insurance settlements to the trust.

     The certificates, in the aggregate, will represent a 100% interest in the trust assets. The trust will be structured so that the aggregate principal amount of the certificates and interest payable on the certificates will not be more than the face amount of the insurance policies and the amounts in the liquidity account.

REGISTRATION, TRANSFER AND EXCHANGE OF CERTIFICATES

     The trustee shall cause the certificate register to be kept at the office or agency to be maintained by the transfer agent and registrar in which, subject to such reasonable regulations as it may prescribe, the transfer agent and registrar shall provide for the registration of the certificates and of transfers and exchanges of the certificates. The trustee is initially appointed the transfer agent and registrar, but shall be permitted to resign as transfer agent and registrar upon 30 days written notice to Capital, in which event, Capital shall appoint a successor transfer agent and registrar.

     Upon surrender for registration of transfer of any certificate at any office or agency of the transfer agent and registrar for such purpose, Capital shall execute, and the trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new certificates in authorized denominations of like aggregate principal amount. The transfer agent and registrar will maintain at its expense in New York, NY an office or offices or agency or agencies where certificates may be surrendered for registration of transfer or exchange.

     Every certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the transfer agent and the transfer agent and registrar duly executed by the certificateholder thereof or his attorney duly authorized in writing. No service charge to the certificateholder shall be made for any registration of transfer or exchange of certificates, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of certificates. All certificates surrendered for registration of transfer or exchange shall be cancelled and disposed of in a manner satisfactory to Capital, the trustee and the transfer agent and registrar. Unless Capital provides the trustee with written notice to the contrary, all certificates so surrendered will be destroyed pursuant to customary procedures.

     Prior to presentation of a certificate for registration of transfer, Capital and the trustee, the paying agent, the transfer agent and registrar and any agent of any of them may treat the person in whose name any certificate is registered as the owner of such certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither Capital and the trustee, the paying agent, the transfer agent and registrar, nor any agent of any of them shall be affected by any notice of the contrary.

     The paying agent shall make all withdrawals, deposits and payments in accordance with the subservicer's reports. The paying agent shall be the trustee and shall have revocable power to transfer funds among investor accounts and make distributions to certificateholders from the distribution account. The trustee, as the paying agent, shall be permitted to resign as paying agent upon 30 days written notice to Capital at which point Capital shall appoint a successor paying agent. The provisions of the pooling and servicing agreement governing the duties of the trustee, the trustee's liability for recitals in the certificates, and certain other matters affecting the trustee shall also apply to the trustee to its role as paying agent, for so long as the trustee shall act as paying agent. If the trustee determines that the paying agent has failed to perform its obligations under the pooling and servicing agreement in any material respect, the trustee may revoke the paying agent's power and remove the paying agent.

LIST OF CERTIFICATEHOLDERS


     The trustee will furnish or cause to be furnished by the transfer agent and registrar, if other than the trustee, to Capital within five (5) business days after receipt by the trustee of a request therefor from Capital, in writing, a list in such form as Capital may reasonably require, of the names and addresses of the certificateholders as of the most recent record date for payment of distributions to certificateholders. Certificateholders holding an aggregate amount of not less than five percent (5%) of the certificates then outstanding may apply in writing to the trustee, that they desire to communicate with other certificateholders with respect to their rights under the pooling and servicing agreement or under the certificates. If such request is accompanied by a copy of the communication which such applicants propose to transmit, then the trustee, after having been adequately indemnified by such applicants for its costs and expenses, shall afford or shall cause the transfer agent and registrar if other than the trustee, to afford such applicants access during normal business hours to the most recent list of certificateholders held by the trustee. The list shall be as of a date not more than 45 days prior to the date of receipt of such applicants' request and shall give the subservicer notice that such request has been made, within 5 business days after the receipt of such application. Every certificateholder, by receiving and holding certificates, agrees with the trustee that neither the trustee, the transfer agent and registrar, if other than the trustee, nor any of their respective agents shall be held accountable by reason of the disclosure of the names and addresses of the certificateholders, regardless of the source from which such information was obtained.


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
INTEREST PAYMENTS


     Certificate interest on the Tranche I and Tranche II cetificaties will
accrue at the rate of [    ]% and [    ]% per annum, respectively, and payable
to the certificateholder semi-annually. Certificate interest will accrue on a certificate from the applicable closing date of the particular certificate. Certificate interest payments will be funded from the liquidity account. Certificate interest will be paid to the certificateholders after the trustee's fees, expenses and indemnity, but before the master servicer's fee, the successor servicer's fee and the subservicer's fee have been paid, in that order of priority. If there are insufficient amounts in the liquidity account to pay certificate interest, such deficit shall constitute a deficiency amount payable on succeeding distribution dates from the liquidity account.


PRINCIPAL PAYMENTS

     Principal is payable commencing on the first distribution date following the close of business on the 8th and 10th year anniversary, respectively, of the closing date. No payments of certificate principal will be made to certificateholders until after the final maturity date, as applicable, except as provided below. The first payment of certificate principal will be made to certificateholders beginning on the first distribution date following the final maturity date. Additional payments of certificate principal will be made on succeeding distribution dates until the full outstanding balance of certificate principal with respect to all certificates has been paid in full. If there remains any outstanding balance of certificate principal, then all remaining trust's assets shall first be used to repay the outstanding balance of certificate principal on the certificates. Any funds remaining in any of the investor accounts, including the liquidity account, after the full outstanding balance of certificate principal on all certificates has been paid in full and all fees and expenses have been paid shall be the property of Capital.

ASSIGNMENT OF INSURANCE SETTLEMENTS TO THE TRUST

     On or before the second business day prior to each closing date, Capital shall give the trustee written notice of the proposed irrevocable assignment of beneficial interest in the insurance settlements specifying the amount of the insurance settlements to be assigned and the trustee shall, in turn, notify Capital of the amount available in the escrow account to acquire insurance settlements. Capital, on each closing date, will then transfer, assign and set over to the trust for the benefit of the certificateholders, without recourse,
(a) an irrevocable beneficial interest in the insurance settlements which shall be acquired by Capital from United, as seller under the insurance settlements purchase agreement, pursuant to the insurance settlements purchase agreement, including all monies due or to become due with respect to the insurance settlements and all proceeds from the insurance settlements and (b) all of Capital's rights, remedies, powers and privileges with respect to the insurance settlements under the insurance settlements purchase agreement.

REPRESENTATIONS AND WARRANTIES OF CAPITAL

     General.   Capital shall represent and warrant to the trust as of each closing date that:

     o it is a company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the pooling and servicing agreement and to execute and deliver to the trustee the certificates pursuant thereto;

     o it is neither required to qualify, nor to register, as a foreign corporation in any state other than those states in which it has so qualified in order to conduct business, and has obtained all necessary licenses and approvals required under federal and applicable state law;

     o the execution and delivery of the pooling and servicing agreement and the insurance settlements purchase agreement and the execution and delivery to the trustee of the certificates by Capital and the consummation of the transactions provided for in the pooling and servicing agreement and the insurance settlements purchase agreement have been duly authorized by Capital by all necessary corporate action;

     o the execution and delivery of the pooling and servicing agreement and the insurance settlements purchase agreement and the certificates, the performance of the transactions contemplated by the pooling and servicing agreement and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute, with or without notice or lapse of time or both, a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Capital is a party or by which it or any of its property is bound;

     o the execution and delivery of the pooling and servicing agreement, the insurance settlements purchase agreement and the certificates, the performance of the transactions contemplated by the pooling and servicing agreement or the insurance settlements purchase agreement and the fulfillment of the terms thereof will not conflict with or violate any requirements of law applicable to Capital;


     o there are no proceedings or investigations pending or, to the best knowledge of Capital, threatened against Capital, before any court, regulatory body, administrative agency, or other governmental instrumentality:

         o asserting the invalidity of the pooling and servicing agreement, the insurance settlements purchase agreement or the certificates,

         o seeking to prevent the issuance of the certificates or the consummation of any of the transactions contemplated by the pooling and servicing agreement, the insurance settlements purchase agreement or the certificates,

         o seeking any determination of ruling that, in the reasonable judgment of Capital, would materially and adversely affect the performance by Capital of its obligations under the pooling and servicing agreement or the insurance settlements purchase agreement,

         o seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the pooling and servicing agreement, the insurance settlements purchase agreement or the certificates or

         o seeking to affect adversely the income tax attributes of the trust;
           and



     o all appraisals, authorizations, consents, orders or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the pooling and servicing agreement, the insurance settlements purchase agreement and the certificates, the performance of the transactions contemplated by the pooling and servicing agreement or the insurance settlements purchase agreement, and the fulfillment of the terms thereof, have been obtained. These representations and warranties of Capital will survive the assignment of the insurance settlements to the trust and the termination of the rights and obligations of the subservicer. Upon discovery by Capital or the subservicer or upon written notice to the trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach or the trustee, as applicable, is obligated to give prompt written notice to the other parties to the pooling and servicing agreement.


     Pooling and Servicing Agreement. Capital shall also represent and warrant to the trust, with respect to any certificates, as of each closing date that (a) the pooling and servicing agreement and any assignment of the insurance settlements each constitute a legal, valid and binding obligation of Capital, enforceable against Capital in accordance with its terms, except as such enforceability may be limited by debtor relief laws and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity; and (b) the pooling and servicing agreement and any assignment of the insurance settlements each constitute a valid assignment to the trust of all right, title and interest of Capital in, to and under the insurance settlements being assigned to the trust, all monies due or to become due with respect to the insurance settlements, and all proceeds of the insurance settlements, free and clear of any lien of any person claiming through or under Capital, all monies due or to become due with respect to the insurance settlements and the proceeds of the insurance settlements upon transfer of the insurance settlements to the trust, and of the pooling and servicing agreement.


ELIGIBILITY OF INSURANCE SETTLEMENTS, SELECTION PROCEDURES, SOLVENCY


     In connection with the assignment of the insurance settlements to the trust, Capital also shall represent and warrant to the trust as to each closing date, that (a) no selection procedures believed by Capital to be in violation of the diversification requirements were utilized in selecting the insurance settlements being transferred to the trust and (b) neither Capital nor the seller is insolvent. See "Covenants of Capital." On each closing date, Capital will be deemed to represent and warrant that the representation and warranties set forth above are true and correct with respect to each insurance settlement assigned on such date as if made on such date. In addition, these representations and warranties shall survive the assignment of the beneficial interests of the respective insurance settlements to the trust and the termination of the rights and obligations of the subservicer. Upon discovery by Capital, the subservicer or the trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.


     Representations and Warranties Regarding the Insurance Settlements Purchase Agreement. Capital shall also represent and warrant to the trust under the insurance settlements purchase agreement, that it has covenanted and agreed to comply with and perform its obligations with respect to the insurance settlements, except insofar as any failure so to comply or conform would not materially and adversely affect the rights of the trust or the certificateholders under the pooling and servicing agreement or under the certificates.

COVENANTS OF CAPITAL

     Capital shall covenant to the trust that:

     o each insurance settlement shall be evidenced by an appropriate insurance policy;

     o except for the assignments contemplated in the pooling and servicing agreement, Capital will not sell, pledge, assign or transfer to any other person the insurance settlements;

     o Capital agrees to tender to the subservicer for deposit in the investor accounts all payments received by Capital with respect to the insurance settlements as soon as practicable after receipt thereof by Capital;

     o Capital will enforce the provisions of the insurance settlements purchase agreement prohibiting the Seller from conveying, assigning, exchanging or otherwise transferring the insurance settlements to any other person prior to termination of the trust;

     o Capital shall make any filings, reports, motion, application, registration with, and shall seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the trust as may be necessary or advisable, and shall comply with any federal or state securities or reporting requirement laws; and

     o Capital's purchase, acquisition and transfer of the insurance settlements will be structured so that:

         o at acquisition, no less than 75% of the cumulative death benefits of the insurance settlements held or beneficially owned by the trust shall be payable by insurance companies with an A.M. Best rating of A or better, or its equivalent as set by other nationally recognized rating agencies,

         o at acquisition no more than 25% of the cumulative death benefits of the insurance settlements held or beneficially owned by the trust shall be payable by insurance companies with A.M. Best rating of B+, or its equivalent as set by other nationally recognized agencies,

         o less than 10% of the outstanding cumulative death benefits of the insurance settlements held or beneficially owned by the trust shall be payable by any one insurance company, and

         o no more than $4 million in Tranche I and $10 million in Tranche II will be cumulative death benefits relating to any one individual.

ADMINISTRATION AND SERVICING OF THE INSURANCE SETTLEMENTS.

     The subservicer will undertake to service and administer the insurance settlements and to collect payments due under the insurance settlements in accordance with customary and usual servicing procedures and it shall have full power and authority, acting alone or through any party properly designated by it to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting generality of the foregoing, the subservicer is authorized and empowered unless such power and authority is revoked by the trustee or the master servicer on account of the occurrence of a subservicer default to execute and deliver, on behalf of the trust for the benefit of the certificateholders, any and all instruments of satisfaction or cancellation, or of partly or full release or discharge, and all other comparable instruments, with respect to the insurance settlements. The trustee shall furnish the subservicer upon request with any powers of attorney and other documents reasonably necessary or appropriate to enable the subservicer to carry out its servicing and administrative duties.

     The master servicer and subservicer are not obligated to use separate servicing procedures, offices or employees for servicing the insurance settlements from the procedures, offices, or employees used by the master servicer in connection with servicing other insurance settlements, if any; provided, however, that subservicer is at all times required to be able to accurately reflect the status of collections and shall maintain separate accounts. Neither the subservicer nor the master servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the insurance settlements.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its servicing activities under the pooling and servicing agreement and as reimbursement for its expenses in connection with its activities under the pooling and servicing agreement, the master servicer and subservicer shall be entitled to receive a monthly servicing fee with respect to any month, or portion thereof, prior to the termination of the trust, payable in arrears on each fee distribution date. The master servicer and subservicer shall not be liable for any liabilities, costs or expenses of the trust or the certificateholders arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income, or any interest or penalties with respect thereto or arising from a failure to comply therewith.

     The subservicer shall be required to pay from its servicing compensation all expenses, but not including fees paid to independent accountants which shall be paid by the trust, incurred in connection with servicing the insurance settlements and shall not be entitled to any payment from Capital or the trust other than the monthly servicing fee. The subservicer shall be entitled to an annual fee of 0.3575% until the expiration of the offering period and 0.45375% after the expiration of the offering period on the outstanding principal amount of certificates, payable monthly.


REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSERVICER AND SELLER


     As of each closing date, the subservicer will make the following representations, warranties and covenants upon which the trustee will rely in accepting the assignment of the insurance settlements and is authenticating the certificates that:

     o the subservicer is a company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the pooling and servicing agreement;

     o it is qualified as a foreign corporation in every state where it is required to be so qualified to service the insurance settlements as required by the pooling and servicing agreement and has obtained all necessary licenses and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed or approved, could reasonably be expected materially and adversely to affect the ability of the subservicer to comply with the terms of the pooling and servicing agreement;

     o the execution, delivery, and performance of the pooling and servicing agreement and the insurance settlements purchase agreement, have been duly authorized by the subservicer, and as seller, as applicable by all necessary corporate action on the part of the subservicer, that said agreements constitute legal, valid and binding obligations of the subservicer, and as seller, as applicable, enforceable in accordance with their respective terms, except as enforceability may be limited by debtor relief laws and except as such enforceability may be limited by general principles of equity, whether considered in a proceeding at law or in equity, and that the execution and delivery of the pooling and servicing agreement and the insurance settlements purchase agreement by the subservicer, and as seller, as applicable, and the performance of the transactions contemplated by said agreements and the fulfillment of the terms thereof applicable to the subservicer, and as seller, as applicable, will not conflict with, violate, or result in any breach of any of the terms and provisions of, or constitute with or without notice or lapse of time or both, a default under, any requirements of law applicable to the subservicer, and as seller, as applicable, or any indenture contract, agreement, mortgage, deed of trust or other instrument to which the subservicer, or as seller, as applicable, is a party or by which it is bound; and

     o there are no proceedings or investigations pending or, to the best knowledge of the subservicer, or as seller, as applicable, threatened against the subservicer, or as seller, as applicable, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the certificates or the consummation of any of the transactions contemplated by the pooling and servicing agreement, seeking any determination or ruling that, in the reasonably judgment of the subservicer, or as seller, as applicable, would materially and adversely affect the performance by the subservicer, or as seller, as applicable, of its obligations under the pooling and servicing agreement or the insurance settlements purchase agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the pooling and servicing agreement or the insurance settlements purchase agreement. Seller shall also make agreements with or deliver binding instructions to each insurance company such that policy proceeds are to be deposited directly in the lockbox account.

REPORTS AND RECORDS OF THE MASTER SERVICER AND SUBSERVICER

     The master servicer and subservicer are required to deliver certain reports and certificates to Capital and the trustee at specified times.

     Closing Date Reports.   The subservicer shall prepare and deliver to
Capital and to the trustee at least 2 business days prior to each closing date and, thereafter, on the first business day of each week, an officer's certificate setting forth the amount of insurance settlements to be purchased on the closing date as measured by the insurance settlements purchase price to be expended therefor and by their face value.

     Daily and Weekly Reports.   On each business day, the subservicer shall
prepare and make available at the office of the subservicer for inspection by the master servicer and the trustee, which trustee may do at its option, but has no obligation to so inspect, and/or Capital, a record setting forth (1) the aggregate amount of collections processed by the subservicer on the preceding business day and (2) the amount of insurance settlements as of the close of business on the preceding business day. On the first business day of each week, commencing in the week following the first closing date, the subservicer shall prepare and deliver to Capital and the trustee a record setting forth (1) the aggregate amount of collections processed by the subservicer in the preceding week and (2) the aggregate amount of insurance settlements as of the close of business on the last business day in such week.

     Master Servicer's Semi-Annual Certificate.   On each determination date the
master servicer shall prepare and forward to the trustee and the paying agent the semi-annual master servicer's certificate substantially setting forth:

     o the aggregate amount of collections processed during the preceding six months;

     o the aggregate amount of insurance settlements and the balance on deposit in the insurance settlements account, with respect to collections processed as of the end of the last day of the preceding six months;

     o the aggregate amount, if any, of withdrawals from the liquidity account required to be made on the next succeeding transfer date;

     o the aggregate amount of funds, if any, to be deposited in the liquidity account on the next succeeding transfer date;

     o the six months certificateholders statement;

     o the sum of all amounts payable to the certificateholders on the next succeeding distribution date in respect of certificate interest and certificate principal; and

     o the interest and earnings, net of losses and investment expenses, from the insurance settlements account and liquidity account for the preceding six months.

     Master Servicer's Annual Certificate.   In addition to the closing date
reports, the daily and weekly reports and the six month master servicer's certificate, the master servicer will deliver to the trustee on or before April 15th of each calendar year, beginning with April 15, 2001, an officer's certificate stating that (1) a review of the activities of the subservicer during the preceding calendar year and of its performance under the pooling and servicing agreement was made under the supervision of the officer signing such certificate and (2) to the best of such officer's knowledge, based on such review, the subservicer has fully performed all its obligations under the pooling and servicing agreement throughout such year, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any certificateholder by a request in writing to the trustee.


     Annual Independent Public Accountants' Subservicing Reports.   The
subservicer, at cost of the trust, will also undertake to cause certain annual reports to be prepared by independent public accountants for the trust, which reports will be available for inspection by the certificateholders at the offices of the trustee during normal business hours. On or before April 15th of each calendar year, beginning with April 15, 2001, the master servicer shall cause, at cost and expense of the trust, a firm of nationally recognized independent public accountants to furnish a report to the trustee covering the preceding annual period to the effect that such accountants have applied certain agreed-upon procedures to certain documents and records relating to the servicing of the insurance settlements, compared the information contained in the master servicer's certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with the pooling and servicing agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed upon procedures performed. A copy of such report may be obtained by any certificateholder by a request in writing to the trustee. In addition, on or before April 15th of each calendar year, beginning with April 15, 2001, the subservicer also, at the trust's cost and expense, shall cause a firm of nationally recognized independent public accountants to furnish a report to the trustee to the effect that they have compared the mathematical calculations of each amount set forth in the six months subservicer's certificates forwarded by the master servicer during the period covered by such report, which shall be the period from January 1, or such date which is the initial closing date, to and including December 31, or such date which is the final maturity date, of such calendar year, with the subservicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report or any other report described in this section may be obtained by any certificateholder by a request in writing to the trustee.


     In the event that United is no longer acting as subservicer, the master servicer or any successor servicer appointed pursuant to the provisions governing said appointment under the pooling and servicing agreement, shall deliver or make available to the trustee each certificate and report required to be prepared, forwarded or delivered thereafter.

SUBSERVICER DEFAULT


     Upon the occurrence of a subservicer default, the subservicer will give prompt written notice of such default to the master servicer and the trustee and the trustee will give notice to the certificateholders at the addresses appearing in the certificate register. Should the subservicer fail to cure such subservicer default or be incapable of curing such, the trustee or the certificateholders representing not less than 51% of the principal amount of the certificates then outstanding by written notice then given to the subservicer, and the trustee if given by the certificateholders, may (a) terminate all of the rights and obligations of the subservicer as subservicer under the pooling and servicing agreement or (b) only if certificateholders representing not less than 51% of the principal amount of certificateholders so elect, waive such default by the subservicer. A default in the failure to make any required deposits or payments, may not be waived. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of the pooling and servicing agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.


     If a termination notice is delivered to subservicer, the subservicer shall continue to perform all servicing functions under the agreement until the date specified in the termination notice or otherwise specified by the trustee in writing or, if no such date is specified in such termination notice, or otherwise specified by the trustee, until a date mutually agreed upon by the master servicer and the trustee. After the giving of a termination notice the master servicer will immediately become the successor servicer and shall accept its appointment by a written assumption.

     A subservicer default refers to any one of the following events which shall occur and be continuing:

     o any failure by the subservicer to report or give instructions or notice to the trustee required by the pooling and servicing agreement on or before the date occurring 5 business days after the date such report or such instruction or notice is required to be given, as the case may be; or

     o failure on the part of the subservicer duly to observe or perform in any material respect any other covenants or agreements of the subservicer set forth in the pooling and servicing agreement which has a material adverse effect on the certificateholders and which continues unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the subservicer by the trustee, or to the subservicer and the trustee by the holders of certificates representing not less than 51% of the principal amount of the certificates then outstanding; or

     o the subservicer's delegation of its duties under the pooling and servicing agreement except as permitted by the pooling and servicing agreement; or

     o any representation, warranty or certification made by the subservicer in the pooling and servicing agreement, or in any certificate delivered pursuant to the pooling and servicing agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders and which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the subservicer by the trustee or master servicer, or to the master servicer and the trustee by the holders of certificates representing not less than 51% of the principal amount of the certificates then outstanding, or if such failure cannot be cured within such 30 day period owing to causes beyond the control of the subservicer, if subservicer shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such failure with continued diligence; or


     o the subservicer shall:

         o become insolvent,

         o fail to pay its debts generally as they become due,

         o voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law, or

         o become a party to, or be made the subject of, any proceeding provided by any debtor relief law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 90 days after its filing.


APPOINTMENT OF SUCCESSOR SERVICER

     Upon the occurrence of a subservicer default which results in a termination of the subservicer, the master servicer shall become the successor servicer. When the master servicer becomes the successor servicer, it shall receive a management transfer fee of $100,000. If the master servicer is legally unable to act in such capacity, it may, as its option, petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes servicing insurance settlements to act as successor servicer.

     Upon its appointment, the successor servicer shall be the successor in all respects to the subservicer with respect to servicing functions under the pooling and servicing agreement and shall be subject to all the responsibilities, duties and liabilities placed on the subservicer by the terms and provisions of the pooling and servicing agreement.

     All power and authority of the subservicer under the pooling and servicing agreement shall pass to and vest in the successor servicer, and, without limitation, the successor servicer shall execute and deliver all documents and other instruments required of the subservicer to be executed or delivered, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights to the successor servicer.

     Upon any termination or appointment of a successor servicer, the trustee shall give prompt written notice thereof to certificateholders at their addresses appearing in the certificate register.

THE TRUSTEE

     The Bank of New York will be the trustee.   Capital, the subservicer, the
master servicer and their affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee, Capital, the subservicer, the master servicer, and any of their affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustee(s) of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement shall be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which is so qualified and who shall exercise and perform such rights, powers, duties and obligations solely at the discretion of trustee. The trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     The trustee may resign at any time by giving written notice to Capital and the master servicer and, upon receiving such written notice of resignation, Capital shall be obligated to appoint a successor trustee. If no successor trustee has been appointed within 30 days of Capital's receipt of the notice of resignation, the resigning trustee shall petition any court of competent jurisdiction for the appointment of a successor trustee. Capital may also remove the trustee if the trustee ceases to be eligible to continue as such or the trustee becomes insolvent or is adjudged a bankrupt. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF POOLING AND SERVICING AGREEMENT


     The pooling and servicing agreement may be amended from time to time by the Seller, master servicer, Capital and the trustee, without the consent of any of the certificateholders, to cure any ambiguity, to correct or supplement any provisions which may be inconsistent with any other provisions therein, or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the existing provisions of the pooling and servicing agreement. However, such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders. Further, the trustee may, but shall not be obligated to, enter into any such amendment which affects the trustee's rights, duties or immunities under the pooling and servicing agreement or otherwise. Any assignments regarding the transfer of insurance settlements to the trust shall not be considered amendments to the pooling and servicing agreement.


     Other than as provided above, the pooling and servicing agreement may also be amended from time to time by Seller, master servicer, Capital and the trustee with the consent of the certificateholders representing not less than 66 2/3% of the principal amount of the certificates then outstanding, for the purpose of adding, modifying or eliminating any provisions of the pooling and servicing agreement or modifying in any manner the rights of the certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any certificate without the consent of such certificateholder, or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each certificateholder.

     Promptly after the execution of any amendment or consent the trustee shall furnish written notification of the substance of such amendment to each certificateholder.

     With respect to the amendment of the pooling and servicing agreement or the modification of the rights of the certificateholders, the consent of the certificateholders shall not be necessary to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance of the proposed amendment. The manner of obtaining any consents required to amend the pooling and servicing agreement and evidence of authorization by certificateholders shall be subject to such reasonable requirements as the trustee may prescribe.

INVESTOR ACCOUNTS AND ALLOCATION OF COLLECTIONS

     The trust's assets shall also include investor accounts which consist of the lockbox account, the insurance settlements account and liquidity account, each of which shall be established and maintained by the trustee for the benefit of the certificateholders. In addition, the trustee shall establish a distribution account, which shall also be an investor account for payments to the certificateholders, subservicer, trustee, Capital, master servicer and such others as are entitled to receive payments under the pooling and servicing agreement.

     Lockbox Account.   The lockbox account shall be established and maintained
with the trustee in the name of the trust as an interest bearing segregated demand deposit account and its shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the certificateholders.

     Insurance Settlements Account.   The insurance settlements account shall be
established and maintained by the trustee as a segregated, interest-bearing account and it shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the certificateholders and shall be subject to distribution pursuant to the pooling and servicing agreement. The insurance settlements account shall contain collections attributable to insurance settlements.

     Liquidity Account.   The trustee shall also establish and maintain the
liquidity account in the name of the trust as a segregated interest bearing account, indicating that the funds therein are held for the benefit of the certificateholders. On each closing date, Capital shall deposit or cause to be deposited in the liquidity account an amount equal to approximately 33 1/3 of the principal amount of the certificates issued on such closing date. The liquidity account will be funded with a minimum of approximately $6,660,000 if $20,000,000 of certificates are sold pursuant to this offering. The maximum amount would be approximately $49,950,000 if $150,000,000 of certificates are sold. It is anticipated that the amount of funds in the liquidity account will be sufficient to pay insurance premiums, however no assurance can be given. If such amount is not sufficent the trust may be required to liquidate some policies.

     Distribution Account.   The trustee shall also establish and maintain a
distribution account, which shall be a non-interest bearing segregated demand deposit account from which the paying agent shall make the distributions and other payments described in the pooling and servicing agreement.

     Distributions from Investor Accounts.   The paying agent or the trustee
shall have the revocable authority to make withdrawals and distributions from, or transfers between, the investor accounts. On each business day at 3:00 p.m., the trustee shall withdraw all funds from the lockbox account and deposit same in the insurance settlements account. Funds on deposit in the insurance settlements account and the liquidity account may at all times be invested in permitted investments, provided that any such investment shall mature and such funds shall be available for withdrawal on or prior to the transfer date immediately preceding the fee distribution date and distribution date on which such funds are required for distribution. The trustee shall hold for the benefit of the certificateholders the negotiable instruments or securities, if any, evidencing the permitted investments from the time of purchase until the time of sale or maturity. Subject to the maturity restrictions set forth above, Capital shall instruct the trustee, in writing as to the investment of funds on deposit in the insurance settlements account and the liquidity account. If, for any reason, Capital does not provide investment instructions to the trustee, then the trustee shall invest such funds in a Fidelity Fund Money Market Account. For purposes of determining the availability of funds or the balances in the insurance settlements account and the liquidity account, all investment earnings on such funds shall be deemed not to be available or on deposit except upon the occurrence of a pay out event. The trustee shall not be responsible for any losses incurred in connection with any such permitted investments.

     The subservicer is required to deposit immediately or cause to be deposited in the insurance settlements account all collections which it receives that are not otherwise made or deposited directly into the lockbox account.

PRIORITY OF PAYMENTS

     On each fee determination date and determination date, as applicable, the subservicer shall instruct the trustee to withdraw on the succeeding transfer date the amounts required to be withdrawn from the insurance settlements account, and deposited into the distribution account. The trustee will then withdraw from the insurance settlements account to the extent funds are available from collections attributable to insurance settlements processed during the preceding six months, and the deposit in the distribution account for payment in the following order of priority;

     (a) an amount equal to the trustee's fees, expenses of the trustee and any indemnity owing to the trustee;

     (b) an amount equal to certificate interest for the six months and certificate principal, if applicable;

     (c)   an amount equal to the subservicer's fee:

     (d) an amount equal to the master servicer's fees or successor servicer's fees; and

     (e)   an amount to fund any deficiency in the liquidity account.

     If the collections attributable to insurance settlements are less than the amount required to be distributed from the insurance settlements account, to fund items (a) through (d) above, the trustee shall withdraw from the liquidity account funds in the amount of such deficiency and deposit same in the distribution account. If the insurance settlements account or funds in the liquidity account are insufficient in any six months to pay certificate interest to the certificateholders, the amount of such deficiency for any six months shall be referred to as the deficiency amount and shall be payable in later months as sufficient funds become available.

     In the event the master servicer or a successor servicer shall be appointed subservicer, such party shall receive the monthly servicing fee in accordance with the priority set forth in the first paragraph.

     Repayment of Certificate Principal.   With respect to the payment of
certificate principal, on each transfer date the trustee shall withdraw from the insurance settlements account collections attributable to insurance settlements which have been on deposit in the insurance settlements account and deposit same in the distribution account for payment to the certificateholders.

     With respect to the final transfer date, the trustee shall withdraw from the amount deposited in the insurance settlements account and deposit in to the distribution account an amount equal to the outstanding amount of certificate principal of the certificates as of the end of the day on the preceding record date. If the amounts on deposit in the insurance settlements account on the final transfer date are less than the outstanding amount of certificate principal of the certificates as of the end of the day on the preceding record date, the trustee, will withdraw from the liquidity account funds in the amount of such deficiency and deposit same in the distribution account for payment to the certificateholders.

     The certificates are subject to optional repurchase at 102.50% of the outstanding principal amount thereof after each 5 year period, respectively.

DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the paying agent will distribute to each certificateholder of record on the preceding record date such certificateholder's pro rata share of the certificate interest and the certificate principal, if applicable, as previously discussed. The paying agent shall make such distributions by check mailed to each certificateholder.


     In addition, on each distribution date, the paying agent shall forward to each certificateholder a certificateholders' statement, prepared by the master servicer substantially in the form of exhibit 5.2 attached to the pooling and servicing agreement filed as an exhibit to the registration statement of which this prospectus is a part, setting forth the following information, which, in the case of (a), (b) and (c) below, shall be stated on the basis of an original principal amount of $1,000 per certificate:


         (a) the total amount distributed for the preceding six months;

         (b) the amount of such distribution allocable to certificate principal;

         (c) the amount of such distribution allocable to certificate interest;

         (d) the amount of collections of insurance settlements processed during the preceding six months;

         (e) the amount of the monthly servicing fee for the preceding six months;

         (f) the aggregate amount of funds deposited in the liquidity account as of such distribution date; and

         (g) the amount of trustee's fees and expenses of the trustee for the preceding six months.


     On or before January 31 of each calendar year, beginning with calendar year 2001, Capital will furnish to each person who at any time during the preceding calendar year was a certificateholder an annual certificateholders' tax statement prepared by an independent public accounting firm containing the information required to be contained in the regular semi-annual report to certificateholders, as set forth in subclauses (a), (b) and (c) of the preceding paragraph above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder, together with such other customary information, consistent with the treatment of the certificates as debt, as the trustee, Capital, master servicer or the subservicer deems necessary or desirable to enable the certificateholders to prepare their respective tax returns. Such obligations of Capital shall be deemed to have been satisfied to the extent that Capital provides information which is substantially comparable to information which is required by applicable requirements of the Internal Revenue Code, as from time to time in effect.


PAY OUT EVENTS

     A pay out event refers to any of the following events:

         (a) the failure on the part of Capital or the subservicer to make any payment or deposit required by the terms of the pooling and servicing agreement on or before the date occurring 5 business days after the date such payment or deposit is required to be made; or

         (b) the failure on the part of Capital or the subservicer duly to observe or perform in any material respect any other material covenants or agreements set forth in the pooling and servicing agreement which failure(s) continues unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to Capital and/or the subservicer by the trustee, or to Capital, the master servicer and the trustee by certificateholders representing not less than 51% of the principal amount of the certificates then outstanding; or

         (c) in the event that any representation or warranty made by Capital or the subservicer in the pooling and servicing agreement or any information contained in a computer printout required to be delivered by Capital shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to Capital and the subservicer by the trustee, or to Capital, the master servicer and the trustee by certificateholders representing not less than 51% of the principal amount of the certificates then outstanding and as a result of which the interests of such certificateholders are materially and adversely affected, or if such failure cannot be cured within such 60 day period owing to causes beyond the control of Capital or the subservicer, as the case may be, if Capital or the subservicer shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such failure with continued diligence; or


         (d) Capital or the Subservicer shall:

              o become insolvent;

              o fail to pay their debts generally as they become due;

              o voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law;

              o become a party to, or be made the subject of, any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 90 days after its filing; or


         (e) the trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

         (f) any subservicer default shall occur which would have a material adverse effect on the certificateholders; or

         (g) the balance of the funds available in the liquidity account is less than 5% of the amount of certificate principal of the certificates then outstanding for a period of 2 consecutive months; or

         (h) no person is able to act as successor servicer.

     Then in the case of an event described in subparagraphs (a), (b), (c) or
(f), after the applicable grace period set forth in such subparagraphs or other relevant provisions, either the trustee upon actual knowledge of a responsible officer or the certificateholders representing not less than 51% of the principal amount of the certificates then outstanding, may give written notice to Capital and the subservicer, and to the trustee if given by the certificateholders, declaring that a pay out event had occurred as of the date of such notice, and, in the case of any event descried in subparagraphs (d),
(e), (g), or (h) a pay out event shall occur without any notice or other action on the part of the trustee or the certificateholders, immediately upon the occurrence of such event.

ADDITIONAL RIGHTS UPON THE OCCURRENCE OF CERTAIN EVENTS

     If Capital voluntarily seeks, consents to or acquiesces in the benefit or benefits of any debtor relief law or becomes party to, or is made the subject of, any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, and the petition instituting same is not dismissed within 90 days after its filing, Capital shall on the date of such bankruptcy event immediately cease to assign insurance settlements to the trust and shall promptly give notice to the trustee of such bankruptcy event. Within 15 days after receipt by the trustee of notice of the bankruptcy event, the trustee shall (a) publish a notice in the authorized newspapers that a bankruptcy event has occurred and that the master servicer intends to sell, dispose of or otherwise liquidate the insurance settlements in a commercially reasonable manner and (b) send written notice to the certificateholders describing such proceeding and requesting instructions from such certificateholders. No such sale, disposition or liquidation, whether in whole or in part, of the insurance settlements shall be consummated until and unless the trustee shall have first received written instructions as aforementioned, or other written response or affirmative refusal to provide a written response from certificateholders representing in excess of 51% of the principal amount of the certificates then outstanding.

     The proceeds from the sale, disposition or liquidation of the insurance settlements as discussed above shall be treated as collections. On the distribution date on which such proceeds are scheduled to be distributed to the certificateholders, the trust shall terminate.

OTHER MATTERS RELATING TO CAPITAL


     Scope of Liability.   Capital shall be liable for the obligations
specifically undertaken by Capital under the pooling and servicing agreement. Except as provided in the pooling and servicing agreement with respect to the trust and the trustee, neither Capital nor any of the managers, officers, employees or agents of Capital shall be under any liability to the trust, the trustee, the certificateholders or any other legal person for taking any action or for refraining from taking any action under the pooling and servicing agreement whether arising from express or implied duties under such agreement. However, this limitation on liability shall not protect Capital or any manager, officer, employee or agent of Capital against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the pooling and servicing agreement or under any agreement executed an delivered in connection with the pooling and servicing agreement or in any way relating to or arising out of the creation of the trust or any transactions related thereto.



     Indemnification.   Further, Capital shall agree to cause the trust to
indemnify and hold harmless the trustee and master servicer from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the trustee, or master servicer pursuant to the pooling and servicing agreement or any agreement executed or delivered in connection with such agreement or in any way relating to or arising out of the creation of the trust or the transactions related thereto, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, although Capital shall indemnify the trustee and master servicer if such acts, omissions or alleged acts or omissions constitute ordinary negligence, Capital shall not indemnify the trustee or master servicer if such acts, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by the trustee or master servicer, Capital shall not indemnify the trust or the certificateholders for any liabilities, costs or expenses of the trust with respect to any action taken by the trustee at the request of the certificateholders, Capital shall not indemnify the trust or the certificateholders as to any losses, claims or damages incurred by any of them in their capacities as investors; and provided further, Capital shall not indemnify the trust or the certificateholders with respect to any federal, state or local income or franchise taxes, or any interest or penalties with respect thereto, required to be paid by the trust or the certificateholders in connection herewith to any taxing authority, which taxes shall be the sole obligation of the trust or the certificateholders. Any indemnification under the pooling and servicing agreement, shall only be from assets of the trust. The provisions of the pooling and servicing agreement relating to this indemnity shall run directly to and be enforceable by an injured party, subject to the limitations discussed in this paragraph, and shall survive termination of the trust and the resignation or removal of the trustee or master servicer.


OTHER MATTERS RELATING TO THE SUBSERVICER


     Scope of Liability.   The subservicer shall be liable under the terms of
the pooling and servicing agreement for the accuracy and sufficiency of the information contained in any certificate it delivers to the master servicer and otherwise only to the extent of the obligations specifically undertaken by the subservicer in such capacity under the pooling and servicing agreement, and as seller under the insurance settlements purchase agreement to the extent any rights in such agreement have been assigned to the trust. Except as provided in the next succeeding paragraph with respect to the trust and the trustee, neither the subservicer nor any of the directors, officers, employees or agents of the subservicer shall be under any liability to the trust, the trustee, the certificateholders, the master servicer or any other legal person for taking any action or for refraining from taking any action in its capacity as subservicer under the pooling and servicing agreement. However, this limitation on liability shall not protect the subservicer or any director, officer, employee or agent of the subservicer against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the pooling and servicing agreement. The subservicer and any manager, officer, employee or agent of the subservicer may rely in good faith on any document of any kind properly executed and submitted by any person respecting any matters arising under the pooling and servicing agreement. The subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the insurance settlements in accordance with the pooling and servicing agreement and which in its reasonable opinion may involve it in any expense or liability.



     Indemnification.   The subservicer shall indemnify and hold harmless the
trust, trustee and master servicer from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the trust, trustee, or master servicer under the pooling and servicing agreement including those arising from acts or omissions of the subservicer pursuant to such agreement or any agreement executed or delivered in connection with such agreement or in any way relating to or arising out of the creation of the trust or the transactions related thereto including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, that although the subservicer shall indemnify the trust, trustee, and master servicer if such acts, omissions or alleged acts or omissions constitute ordinary negligence, the subservicer shall not indemnify the trust, trustee, or master servicer if such acts, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by the trustee. The subservicer shall not indemnify the trust, the trustee, or any certificateholders for any liabilities, costs or expenses of the trust with respect to any action taken by the trustee at the request of such certificateholders; for any liabilities, costs or expenses of the trust with respect to any action taken by the trustee at the request of such certificateholders. The subservicer shall not indemnify the trust or the certificateholders as to any losses, claims or damages incurred by any of them in their capacities as investors. The subservicer shall not indemnify the trust or the certificateholders with respect to any federal, state or local income or franchise taxes, or any interest or penalties with respect thereto, required to be paid by the trust or the certificateholders in connection herewith to any taxing authority, which taxes shall be the sole obligation of the trust or the certificateholders. Any indemnification under the pooling and servicing agreement shall only be from assets of the subservicer. The provisions of the pooling and servicing agreement relating to this indemnity shall run directly to and be enforceable by an injured party, subject to the limitations hereof, and shall survive termination of the trust and the resignation or removal of the trustee.


     Resignation of Master Servicer.   The master servicer is not permitted to
resign from its obligations and duties under the pooling and servicing agreement, except (a) upon determination that (1) the performance of its obligations and duties is or becomes impermissible under applicable law and (2) the master servicer can take no reasonable action to make the performance of its obligations and duties hereunder permissible under applicable law, or (b) if the master servicer fails to receive its fees and expenses for a period of at least 90 days after they become due, master servicer shall be entitled to resign upon giving written notice to Capital, the trustee, and United. Any such determination permitting the resignation of the master servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee. No such resignation shall become effective until United or a successor servicer shall have assumed the responsibilities and obligations of the master servicer. If Capital is unable within 30 days of the date of such determination to appoint a successor servicer, Capital shall petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes the servicing of insurance settlements or other insurance settlements similar to the insurance settlements serviced or to be serviced by the successor servicer hereunder and whose appointment shall not adversely affect the rating, if any, of the securities offered pursuant to the agreement.

     Master Servicer's Delegation of Duties.   In the ordinary course of
business, the master servicer may at any time delegate any of its duties under the pooling and servicing agreement to any person who agrees to conduct such duties in accordance with the provisions of the pooling and servicing agreement. Any such delegation shall not relieve the master servicer of its liability and responsibility with respect to such duties and shall not constitute a resignation within the meaning of the preceding paragraph.

TERMINATION

     The trust shall terminate on the earlier of:

         o the day designated by Capital after the final distribution date, the inability to appoint a successor servicer or an optional repurchase of certificates (the "final trust termination date"),

         o the final distribution date after the occurrence of a pay out event, or

         o the scheduled trust termination date.

     If on the transfer date preceding the scheduled trust termination date there remains certificate principal outstanding the subservicer shall sell all remaining insurance settlements on behalf of the trust and deposit the proceeds as collections for subsequent allocation and distribution.

     The amount of certificate principal outstanding on the final maturity date, or on the final distribution date, due to a Pay Out Event, shall become payable on the next distribution date specified in the trustee's termination notice. On such date, the certificateholders shall surrender their certificates for final payment. If the amount in the insurance settlements account is not sufficient to pay the outstanding amount of certificate principal then the paying agent may withdraw funds from the liquidity account to pay such deficiency. In the event that not all certificateholders have surrendered their certificates for final payment, the trustee shall retain amounts in the distribution account pending such surrender. If a certificateholder has not surrendered his certificate within some 18 months, the trustee may take affirmative steps to locate the remaining certificateholders and charge the cost to such funds on deposit in the distribution account.

     If the amount of the certificate principal outstanding is less than $500,000, Capital may also terminate the trust by repaying certificate principal and accrued interest.

     Upon termination of the trust and final payments, the trustee shall reconvey to Capital all right, title and interest of the trust in the insurance settlements, all monies due or to become due with respect to the insurance settlements and all proceeds from the insurance settlements and the amounts remaining in the liquidity account.

                          DESCRIPTION OF THE INSURANCE
                         SETTLEMENTS PURCHASE AGREEMENT


THE INSURANCE SETTLEMENTS PURCHASE AGREEMENT



     The insurance settlements assigned to the trust by Capital will be acquired by Capital from United pursuant to the insurance settlements purchase agreement entered into between Capital, as purchaser of the insurance settlements, and United, as seller of the insurance settlements. The trustee will provide a copy of the insurance settlements purchase agreement to certificateholders without charge, upon receipt of a written request therefor. Under the insurance settlements purchase agreement, United will agree to transfer the insurance settlements to Capital. The following summary describes the material terms of the insurance settlements purchase agreement and is qualified in its entirety by reference to the insurance settlements purchase agreement.


SALE OR TRANSFER OF THE INSURANCE SETTLEMENTS

     United will sell, transfer, assign, and convey to Capital all its right, title and interest in and to all of the insurance settlements being transferred on each closing date. Upon the request of Capital, United will notify Capital of the amount of insurance settlements available for purchase on each closing date. The purchase price for the insurance settlements shall at least be equal the amount advanced by United to the insured as payment for the insurance policy, excluding United's fees. The monies advanced by Capital with respect to any one insurance settlement shall not exceed an amount agreed upon between United and Capital as to the discount from the face amount of the insurance policy, excluding fees. Such advance will be payable to United in cash or other immediately available funds.

     In connection with the sale and transfer of the insurance settlements to Capital, United will indicate in its computer master file that the insurance settlements have been sold to Capital by United and then assigned by Capital to the trust. In addition, United will furnish to the trustee and Capital a computer printout readable by the trustee and by Capital containing a true and complete list of all such insurance settlements, identified by account number and by the total outstanding face amount on the closing date. The insurance settlements purchase agreement shall constitute a security agreement between United and Capital. See "Legal Aspects of the Insurance Settlements."

REPRESENTATIONS AND WARRANTIES


     United will make representations and warranties to Capital as of each closing date, that United is duly formed and in good standing and that it has the authority to consummate the transactions contemplated by the insurance settlements purchase agreement.


     United will also represent and warrant to Capital that the insurance settlements purchase agreement constitutes a legal, valid and binding obligation of United, and the sale and transfer of the insurance settlements to Capital constitute a valid sale and transfer to Capital of all right, title and interest of United in and to the insurance settlements, and the proceeds thereof. United covenants to indemnify Capital and to hold Capital harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees, suffered or incurred by Capital if the foregoing representations and warranties are materially false.

     United will covenant in the insurance settlements purchase agreement that it will perform its obligations under the agreements relating to insurance settlements and observe all its policies and procedures relating to the insurance settlements, unless the failure to do so would not have a material adverse effect on the rights of the trust, as assignee of the insurance settlements, or the certificateholders.


     United will expressly acknowledge and consent to the assignment by Capital of an irrevocable beneficial interest in and to the insurance settlements to the trust for the benefit of the certificateholders. United will also agree that any amounts payable by United to Capital, and that are to be paid by Capital to the trustee for the benefit of the certificateholders, will be paid by United on behalf of Capital directly to the trustee.


     United covenants that all of its right, title and interest in and to any insurance settlements shall inure to Capital. Except for the sale and conveyances under the insurance settlements purchase agreement, United will not sell, pledge, assign or transfer any interest in the insurance settlements to any other person or entity.

TERMINATION


     The insurance settlements purchase agreement will continue in full force and effect until (a) the trust terminates, or (b) United shall:

     o become insolvent;

     o fail to pay its debts generally as they become due;

     o voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law; or

     o become a party to, or be made the subject of, any proceeding provided for by any debtor relief law and, if such proceeding is involuntary and is not dismissed within 90 days of its institution, United will immediately cease to transfer insurance settlements to Capital and promptly give notice of such event to Capital and to the trustee.

                   LEGAL ASPECTS OF THE INSURANCE SETTLEMENTS

SALE AND TRANSFER OF THE INSURANCE SETTLEMENTS

     On each closing date United will sell, transfer, assign the insurance settlements to Capital and Capital will transfer and assign an irrevocable beneficial interest in the insurance settlements to the trust. Simultaneously with such transfers from United to Capital and from Capital to the trust, Capital will execute and the trust will authenticate certificates offered hereby and pay Capital for the insurance settlements from the proceeds of such offering. Capital will pay United the proceeds received from the trust in consideration for the insurance settlements sold to Capital by United. On each closing date United will indicate in its master computer file of insurance settlements that the insurance settlements have been sold to Capital and whose interests are transferred to the trust. In addition, on each closing date, United, as subservicer, will deliver to the master servicer and trustee, a computer printout containing a true and complete list of all insurance settlements, identified by account number and by the total outstanding face amount of such insurance settlements on the closing date. Furthermore, the insurers, in most instances, may not be notified of such transfers except that United will direct the insurers to send all policy proceeds payments to the lockbox account which will be owned by the trust.

     United will represent and warrant to Capital in the insurance settlements purchase agreement that the sale and transfer of the insurance settlements to Capital as of each closing date constitutes a true and valid sale and transfer to Capital of all right, title and interest of United in and to the insurance settlements. Capital will make similar representations and warranties with respect to its assignment of an irrevocable beneficial interest to the trustee, in the pooling and servicing agreement.

     Article 9 of the UCC does not apply to a transfer of an interest or claim in or under any policy of insurance and, consequently, the trust may not have access to Article 9 remedies since its interest in the insurance settlements may be characterized as an interest or claim in or under a policy of insurance.

     Under the insurance settlements purchase agreement, United will (a) represent and warrant that United has acquired the insurance settlements from the insureds and has transferred the insurance settlements to Capital free and clear of the lien of any third party and (b) covenant that United will not sell, pledge, assign, grant, transfer or otherwise convey any lien or other interest in and to the insurance settlements other than to Capital. Under the pooling and servicing agreement, Capital will (a) represent and warrant that Capital has acquired the insurance settlements from United and has assigned an irrevocable beneficial interest in the insurance settlements to the trust and (b) covenant that Capital will not sell, pledge, assign, grant, transfer or otherwise convey any lien or other interest in and to the insurance settlements other than to the trust.

     Capital will not engage in any activities except acquiring insurance settlements from United, transferring an irrevocable beneficial interest in the insurance settlements to the trust and engaging in activities incidental to, or necessary or convenient to accomplish the foregoing. Capital has no intention of filing a voluntary petition under the United States

Bankruptcy Code or any applicable state law so long as Capital is solvent and does not reasonably foresee becoming insolvent.

     The voluntary or involuntary application for relief under the United States Bankruptcy Code or any comparable state law with respect to Untied should not necessarily result in a similar voluntary application with respect to Capital so long as Capital is solvent and does not reasonably foresee becoming insolvent by reason of United's insolvency or otherwise. Capital believes that:

         o a voluntary application for relief under the United States Bankruptcy Code or any similar applicable state law with respect to Capital may not lawfully be filed without the prior consent of all directors of Capital,


         o subject to certain assumptions, including the assumption that separateness and corporate formalities are observed by United and Capital, the assets and liabilities of Capital should not be substantively consolidated with the assets and liabilities of United in the event of an application for relief under the United States Bankruptcy Code with respect to United, and


         o the sale and transfer of insurance settlements by United to Capital constitute a valid sale and transfer and, therefore, such insurance settlements would not be the property of United in the event of the filing of an application for relief by or against United under the United States Bankruptcy Code. If, however, a bankruptcy trustee for United, United as debtor in possession, or a creditor of United were to assert that United and Capital should be substantively consolidated or that the transfer of the insurance settlements from United to Capital, and therefore from Capital to the trust, should be recharacterized as a pledge of such insurance settlements, then delays in payments on the certificates or, should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, reductions in such payments could result.

                        FEDERAL INCOME TAX CONSEQUENCES




DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES



     Set forth below is a description of the material federal income tax consequences to certificateholders. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to certificateholders in light of their personal investment circumstances, nor to certain types of certificateholders subject to special treatment under the federal income tax laws, for example, banks and life insurance companies. In addition, this description does not consider the effect of any applicable foreign, state or local income tax laws. We suggest that prospective investors consult their own tax advisors as to the precise federal, state, local and other tax consequences of acquiring, holding and disposing of the certificates. This discussion is based upon present provisions of the Internal Revenue Code, the treasury regulations promulgated thereunder, and rulings of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change, possibly retroactively.



     No ruling will be sought from the IRS with respect to the transactions contemplated hereby. This summary of the material federal income tax consequences is based on the written opinion of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, counsel to Capital, a copy of which is included as exhibit 8.1 to the registration statement of which this prospectus is a part. The following summary describes the material terms of counsel's opinion and is qualified in its entirety by reference to that opinion. The conclusions reached in such opinion are not binding on the courts or the IRS, and there can be no assurance that the IRS will not assert positions contrary to the views expressed therein, or that any such contrary position would not be sustained.


TREATMENT OF THE CERTIFICATES AS EVIDENCES OF INDEBTEDNESS OF CAPITAL

     As expressly provided in the pooling and servicing agreement, Capital has structured the pooling and servicing agreement and the certificates to facilitate a secured, credit-enhanced financing so that for federal, state and local income tax purposes the certificates will constitute evidences of indebtedness of Capital collateralized by the insurance settlements it owns. Moreover, Capital and each certificateholder, by the acceptance of a certificate, will agree to recognize and report such certificate as evidence of indebtedness of Capital for federal, state and local income or franchise tax purposes. However, as integral elements of this financing technique, Capital will transfer the insurance settlements to the trust, each certificateholder will receive a certificate that will represent an undivided interest in the trust, and, for financial accounting purposes, the transaction will be treated as a transfer of an ownership interest in the insurance settlements by Capital thereby avoiding the necessity for recording the debt on the books of Capital.


     Whether a transaction constitutes a sale of property or a loan secured by the transferred property for federal income tax purposes depends on the substance of the transaction determined from an analysis of the facts and circumstances as reflected in the underlying documents for the transaction, the intent of the parties, and on the basis of numerous factors primarily concerning whether the transferor has relinquished substantial incidents of ownership of the property. Among the many factors evidencing the incidents of ownership, the primary factors examined by the courts and the IRS are whether the transferor has retained or shifted substantial benefits and burdens of ownership of the property. For the reasons stated in counsel's opinion, substantial incidents of ownership of the insurance settlements have been retained by Capital. Although the result is not without doubt, counsel has concluded that the arrangements among Capital and the certificateholders under the pooling and servicing agreement will be viewed in substance as a secured financing by Capital. If the form and the substance of a transaction are consistent, the characterization of the transaction would generally be conclusive for federal income tax purposes. For the reasons stated in its opinion, counsel has concluded that the form of the arrangements among Capital and the certificateholders under the pooling and servicing agreement should not be viewed as inconsistent with the substance of the transaction as a secured financing by Capital. Furthermore, it is counsel's opinion that the financial accounting treatment of the transaction is not controlling for federal income tax purposes.



     Even if the form and substance of a transaction are deemed to differ in material respects, courts have allowed taxpayers, under appropriate circumstances, to disregard the form chosen and rely instead on the substance of the transaction for federal income tax purposes. Assuming that the form of the transaction contemplated by the pooling and servicing agreement is not determined to be consistent in all material respects with the substantive characterization of the transaction as a secured financing by Capital, counsel is nevertheless of the view that the parties would be permitted to disregard the form of the transaction and characterize the transaction in accordance with its substance. Based on all of the foregoing, counsel has opined that the certificates will be characterized as evidences of indebtedness of Capital for federal income tax purposes and not the trust and the trust will be disregarded for federal income tax purposes.


     The real economic gains from the transaction would be attributable to the residual funds that are anticipated to accumulate as excess cash and the interest and other earnings realized on investments of the funds in the insurance settlements account and the liquidity account. Some of these gains may be realized by Capital and are a further indication that the transaction should be classified as a secured loan arrangement.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP, OR A
PUBLICLY-TRADED PARTNERSHIP OR AN ASSOCIATION TAXABLE AS A CORPORATION

     As stated above, counsel has opined that the certificates would be characterized as indebtedness of Capital that is secured by the insurance settlements. There can be no assurance that the IRS will not assert that, for purposes of the Internal Revenue Code, the transaction contemplated by Capital and the certificateholders constitutes a sale of the insurance settlements, or an interest therein, and/or that the proper classification of the legal relationship among Capital and the certificateholders resulting from this transaction is that of a partnership, or a publicly-traded partnership or an association taxable as a corporation.

     If the arrangement created by the pooling and servicing agreement were characterized as a partnership among Capital and the certificateholders for federal income tax purposes, the partnership would be treated as the owner of the insurance settlements. The amount and timing of income and deductions of a certificateholder with respect to the certificates may differ if the certificates are held to constitute interests in a partnership rather than evidences of indebtedness of Capital. The partnership itself would not be subject to federal income tax; rather, Capital and each certificateholder as partners would report on their tax return their distributive share of the partnership's income, gain, loss, deduction and credit, determined under partnership tax accounting rules. Cash distributions to a certificateholder would not be separately taxable except to the extent that such distributions exceeded the certificateholder's basis in the certificateholder's partnership interest, as adjusted to reflect the certificateholder's distributive share of partnership income and loss and cash contributions made to and distributions from the partnership.

     If the arrangement were treated as a publicly-traded partnership, unless exceptions apply, or an association taxable as a corporation, it would be subject to federal income taxes at corporate tax rates on the taxable income generated by the ownership of the insurance settlements. Such a tax would result in reduced distributions to certificateholders. Distributions to Capital and to the certificateholders would not be deductible in computing the taxable income of the corporation. In addition, all or a portion of any such distributions made to the certificateholders would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to the certificateholders.

     Based upon counsel's opinion that the certificates would be characterized as debt of Capital for federal income tax purposes, no attempt will be made to comply with any IRS reporting or tax payment requirements which might be applicable if the arrangement among Capital and the certificateholders were treated as creating a partnership or a publicly-traded partnership or an association taxable as a corporation. If this transaction were later held to constitute a partnership, a publicly-traded partnership or an association taxable as a corporation, the manner of bringing it into compliance with such requirements is unclear at this time.

INTEREST INCOME TO CERTIFICATEHOLDERS


     Assuming that counsel's opinion that the certificates constitute evidences of indebtedness of Capital for federal income tax purposes, interest will be includible as ordinary income when received or accrued by certificateholders in accordance with their respective methods of tax accounting. Interest received on the certificates may also constitute investment income for purposes of certain limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.



     Capital has indicated that the certificates will not be issued at a price resulting in a discount that exceeds a statutory de minimis amount and, thus, the certificates will not be issued with original issue discount within the meaning of Section 1273 of the Code. We suggest that prospective investors consult his own tax advisor regarding the impact to him of the original issue discount rules if the certificates are issued with original issue discount.


     A certificateholder who purchases a certificate for less than its stated principal amount will be subject to the market discount rules of the Internal Revenue Code, and a certificateholder who purchases a certificate for more than its stated principal amount will be subject to the premium amortization rules of the Internal Revenue Code. A certificateholder should consult his own tax advisor regarding the tax consequences of these rules if they apply to the certificateholder.

GAIN OR LOSS ON DISPOSITION OF CERTIFICATES

     Subject to the application of the market discount rules, if a certificate is sold, exchanged or otherwise disposed of, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition and the adjusted basis of such certificate. The adjusted basis of the certificate will equal the certificateholder's cost, increased by any market discount previously includible in income by the certificateholder with respect to the certificate, and reduced by the principal payments previously received and any premium amortized, by the certificateholder with respect to the certificate. Any such gain or loss will be capital gain or loss if the certificate was held as a capital asset.

FOREIGN INVESTORS

     In general, interest paid to a foreign person, within the meaning of the Internal Revenue Code, would be exempt from United States withholding taxes provided that the interest is not effectively connected with the conduct of a trade or business of the recipient in the United States and, if the foreign person (a) is not a 10 percent shareholder or a controlled foreign corporation to which Capital is a related person within the meaning of the Internal Revenue Code, and (b) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the certificate is a foreign person, and providing the foreign person's name and address. If the IRS were to contend successfully that the certificates are interests in a partnership, a certificateholder that is a foreign person might be required to file a United States individual or corporation income tax return and pay tax on its share of partnership income at regular United States rates, including the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the certificates are recharacterized as interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, to the extent distributions under the pooling and servicing agreement were treated as dividends, a foreign person would generally be taxed on the gross amount of such dividends (and be subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

     In general, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a certificate by a foreign person will be exempt from United States federal income tax and withholding, provided that (a) the gain is not effectively connected with the conduct of a trade or business in the United States by the nonresident alien or foreign corporation and (b) in the case of an individual foreign person, (1) the foreign person is not present in the United States for 183 days or more in the taxable years of the sale, exchange, retirement or other taxable disposition or (2) the foreign person does not have a tax home in the United States and (3) the gain is not attributable to an office or other fixed place of business maintained in the United States by the foreign person.

     There could also be state and local tax considerations to foreign persons who hold certificates.

     The foregoing description is very general in nature, and we suggest that foreign investors consult their own tax advisors to ascertain the application of these matters to them.

BACKUP WITHHOLDING

     Certificateholders may be subject to backup withholding at the rate of 20% with respect to interest paid on a certificate, unless such certificateholder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to the certificateholder's exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A certificateholder, who does not provide Capital or the certificateholder's broker with such certificateholder's correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the certificateholder's income tax liability. Capital will report to the certificateholders and the IRS the amount of any reportable payments for each calendar year and the amount of tax withheld, if any, with respect to payments made on the certificates.

                                ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuity and employee annuity plans from engaging in certain transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to the plan. A violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for such persons.

     The Department of Labor has issued a regulation concerning the definition of what constitutes the plan assets of certain employee benefit plans and annuities described in ERISA or the Internal Revenue Code, and of individual retirement accounts or annuities (collectively referred to herein as benefit plans). Under the regulation the assets and properties of corporations, partnerships and certain other entities in which a benefit plan makes an equity investment could be deemed to be investments by benefit plans are made in the trust, the trust could be deemed to hold plan assets of such benefit plan unless an exception is applicable to the trust.

DEBT INTEREST EXCEPTION

     The regulation applies to the purchase by a benefit plan of an equity interest in an entity. An equity interest is defined as any interest in an entity other than an instrument that is treated as debt under applicable local law and which has no substantial equity features. Counsel to Capital is of the opinion that the certificates would be characterized as evidences of indebtedness of Capital for federal income tax purposes. Although no assurance can be given that the certificates will be treated as debt under applicable law, if the certificates are deemed to be debt rather than equity interests, the trust's assets would not be treated as plan assets solely as a result of the purchase of a certificate by a benefit plan.

PUBLICLY-OFFERED SECURITY EXCEPTION

     Assuming that the certificates represent equity interests, the regulation contains an exception that provides that if a benefit plan acquires a publicly-offered security, the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (3) either is (a) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.


     Although there are no restrictions imposed under the terms of the pooling and servicing agreement on the transfer of the certificates and Capital intends the registration requirements to be satisfied, it is uncertain whether the certificates will be held by at least 100 unrelated persons at the conclusion of the offering made by this prospectus or whether the certificates will be registered as required to be registered under the Securities Exchange

Act of 1934. Accordingly, no assurances can be given that the offering of the certificates will meet the criteria of this publicly-offered security exception.


EXCEPTION FOR INSIGNIFICANT PARTICIPATION BY BENEFIT PLAN INVESTORS

     The regulation also states that an entity's assets will not be deemed to be plan assets if equity participation in the entity by benefit plan investors, e.g., employee welfare benefit plans and employee pension benefit plans defined pursuant to Section 3(3) of ERISA, trust described in Section 401(a) of the Internal Revenue Code or a plan described in Section 403(a) of the Internal Revenue Code, which trust or plan is exempt from tax under Section 501(a) of the Internal Revenue Code, an individual retirement account or annuity under Section 408 of the Internal Revenue Code and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, is not significant. Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of any class of equity interests in the entity, excluding the value of any equity interests held by Capital, the trustee or its affiliates, is held by benefit plan investors. No assurance can be given by Capital as to whether the value of the interests in the trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

     If the trust were deemed to hold plan assets of benefit plans that are certificateholders, transactions involving the trust and parties in interest or disqualified persons with respect to such plans might be prohibited under
Section 406 of ERISA and Section 4975 of the Internal Revenue Code unless an exemption is applicable. There is no assurance that any exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the trust's assets.

     In light of the foregoing, fiduciaries of a benefit plan considering the purchase of certificates should consult their own counsel regarding whether the assets of the trust which are represented by the certificates would be considered plan assets, the consequences that would apply if the trust's assets were considered plan assets and the applicability of exemptive relief from the prohibited transaction rules.

     Regardless of whether the trust were deemed to hold plan assets of benefit plans that are certificateholders, the purchase of Certificates by a benefit plan with respect to which Capital or any entity related to it is a party in interest under ERISA or a disqualified person under the Internal Revenue Code could constitute a prohibited transaction under Section 4975 of the Internal Revenue Code or under Section 406 of ERISA if, for instance, the benefit plan's purchase is part of an arrangement to benefit Capital or any entity related to it. Accordingly, fiduciaries of a benefit plan with respect to which Capital or any entity related to it is a party in interest or disqualified person should consult their own counsel concerning the propriety of the investment prior to making the purchase.

     Moreover, a possible violation of the prohibited transaction rules could occur if certificates were purchased during the offering with assets of any benefit plan if the trustee or any of its affiliates were a fiduciary with respect to such benefit plan. Accordingly, the fiduciaries of any benefit plan should not purchase certificates during the offering with assets of any benefit plan if the trustee or any of its affiliates perform or have any discretionary investment powers or any other fiduciary power as to such benefit plan.

     Finally, fiduciaries of a benefit plan should consider fiduciary standards under ERISA or other applicable law in the context of the benefit plan's particular circumstances before authorizing an investment of a portion of a benefit plan's assets in certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (a) satisfies the diversification requirement of ERISA or other applicable law (b) is in accordance with the benefit plan's governing instruments and (c) is prudent considering the Risk Factors and other factors discussed in this prospectus.

                        TRANSFERABILITY OF CERTIFICATES

     Pryor, Counts & Co., Inc. has advised Capital that it does not intend to act as a market maker of the certificates.

                         INVESTMENT COMPANY ACT OF 1940

     The Investment Company Act of 1940 applies to investment companies as defined by the Act.

     Section 3(c)(5)(A) and (B) of the Act provides that an investment company does not include a "person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in . . . purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance and services" and ". . . making loans to manufacturers, wholesalers and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services." The Securities and Exchange Commission staff takes the position that an issuer qualifies under Section 3(c)(5)(A) if at least 55% of its assets consist of notes, open accounts receivable, or other obligations representing part or all of the sales price of merchandise, insurance or services.

     The insurance settlements represent payment obligations of insurance companies. The trust will also initially consist of no more than 33 1/3% in permitted investments. The trust will therefore satisfy the requirements of
Section 3(c)(5) of the Act and is not an investment company subject to the Act.

                                 LEGAL MATTERS

     Certain legal and federal income tax matters relating to the certificates will be passed upon for Capital by Mesirov Gelman Jaffe Cramer & Jamieson, LLP, Philadelphia, Pennsylvania.

                                    GLOSSARY

     "Amortization period" shall mean, with respect to each certificate, the period between the closing date and the final maturity date.

     "Assignment" shall mean a written assignment transferring the insurance settlements to the trust and executed by Capital.

     "Authorized newspapers" shall mean each newspaper of general circulation in New York, or Carmel, Indiana, or in any other place specified by Capital, printed in the English language and customarily published on each business day, whether or not published on Saturdays, Sundays or holidays.



     "Certificate interest" shall mean any and all interest which shall accrue on a certificate from the applicable closing date of the particular certificate.

     "Certificate principal" shall mean the outstanding principal amount of the certificate at the time of determination.

     "Certificate rate" shall mean, with respect to the Tranche I certificates,
[    ]% per annum and with respect to the Tranche II certificates, [    ]% per
annum, calculated on the basis of a 360 day year consisting of 30 day months, provided that, in the case of the month in which any such certificate is first issued, such rate shall be calculated for the number of actual days remaining in the month from the date of issuance.

     "Certificate register" shall mean a register kept at the office or agency in which the transfer agent and registrar shall provide for the registration of the certificates and of transfer and exchanges of the certificates.

     "Closing date" shall mean, with respect to any certificate, the date of issuance of such certificate.



     "Debtor relief laws" shall mean the United States Bankruptcy Code and all other applicable liquidation, rearrangement, receivership or conservatorship or similar laws affecting rights of creditors generally.

     "Determination date" shall mean the 10th day of the month immediately succeeding the month in which the first closing date occurs and each six month anniversary thereof, or, if any such 10th day is not a business day, the next succeeding business day.



     "Escrow account" shall mean an interest bearing account established by the trustee for the benefit of the certificateholders to deposit subscription proceeds prior to a closing date.

     "Fee determination date" shall mean the 10th day of the month after the month in which the first closing date occurs and the 10th day of each calendar month thereafter, or, if any such 10th day is not a business day, the next succeeding business day.

     "Fee distribution date" shall mean the 15th day of the month after the month in which the first closing date occurs and the 15th day of each calendar month thereafter, or, if any such 15th day is not a business day, the next succeeding business day.

     "Final maturity date" shall mean the close of business on the first business day and date 8 and 10 years, respectively, from the date of the first closing date whereby the first certificate is issued by the trust.

     "Governmental authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Insurance claims" means a claim for payment under a life insurance policy issued by an insurance company.



     "Investor accounts" shall mean each of the insurance settlements account, lockbox account, liquidity account, and the distribution account.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, encumbrance of lien or preferential arrangement, and the filing of a financing statement to evidence any of the foregoing.

     "Master servicer's fee" shall mean an annual fee equal to 0.1925% until the expiration of the offering period and thereafter 0.09625% of the principal amount of certificates outstanding, payable monthly in accordance with the pooling and servicing agreement. The minimum payment will be $5,000 per month.

     "Officer's certificate" shall mean a certificate signed by any officer of Capital or the subservicer, as appropriate, and delivered to the trustee.

     "Paying agent" shall mean the trustee or any paying agent appointed by the trustee.

     "Permitted investment" shall mean any one or all of the following types of investments (1) negotiable instruments or securities represented by instruments in bearer or registered form which evidence any one or all of the following types of obligations:

     o obligations fully guaranteed by the United States of America;

     o time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities which the certificates of deposit, short-term deposits or long-term secured debt obligations, if any, of such depository institution or trust company shall meet certain credit rating standards of Duff & Phelps, Moody's and/or Standard & Poor's, as may be applicable, or such time deposits are fully insured by the Federal Deposit Insurance Corporation;

     o certificates of deposit which meet, at the time of the trust's investment or contractual commitment to invest therein, certain rating standards of Duff & Phelps, Moody's and/or Standard & Poor's, as may be applicable;

     o investments in money market funds rated in the highest investment category or otherwise approved, in writing by Duff & Phelps, Moody's and/or Standard & Poor's; and

     o investments in a Fidelity Fund Money Market Account;

     (2) demand deposits in the name of the trust or the trustee in any depository institution or trust company referred to in (1)(b) above; and (3) securities not represented by an instrument, which are registered in the name of the trustee upon books maintained for that purpose by or on behalf of the issuer thereof and which consists of shares of any open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which meets certain other prescribed investment guidelines.

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Record date" shall mean with respect to any distribution date the last business day of the preceding month.


     "Requirements of law" for any legal person shall mean the certificate of incorporation or articles of association or bylaws or other organizational or governing documents of such person and any law, treaty, rule or regulation, or determination of an arbitrator or governmental authority defined as the United States of America or any state or local subdivision thereof, in each case applicable to or binding upon such person or to which such person is subject including, without limitation, the Federal Truth in Lending Act, Fair Debt collection Act and retail installment sales acts.


     "Scheduled trust termination date" shall mean the close of business on the first business day and date six (6) months after the final maturity date.

     "Servicing fee percentage" shall equal .55%.

     "Subservicer" shall mean United, the master servicer or successor servicer as applicable, which entity is then performing duties of subservicer under the pooling and servicing agreement.

     "Subservicer's fee" shall mean an annual fee equal to 0.3575% until the expiration of the offering period and thereafter 0.45375% of the principal amount of the certificates outstanding, payable monthly in accordance with the pooling and servicing agreement.

     "Transfer agent and registrar" shall initially be the trustee's corporate trust office in New York, New York or any transfer agent and registrar appointed by trustee.

     "Transfer date" shall mean the business day next preceding each distribution date or fee distribution date, as applicable.

================================================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CAPITAL, TRUSTEE, MASTER SERVICER, UNITED OR THE PLACEMENT AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary..............................      1
Risk Factors.........................      6
Glossary.............................     12
Forward-Looking Statements...........     12
United, Capital, 21st Services and
  the Trust..........................     12
Use of Proceeds......................     26
Maturity Assumptions.................     26
Plan of Distribution.................     26
Description of the Certificates and
  the Pooling and Servicing
  Agreement..........................     28
Description of the Insurance
  Settlements Purchase Agreement.....     51
Legal Aspects of the Insurance
  Settlements........................     53
Federal Income Tax Consequences......     55
ERISA Considerations.................     60
Transferability of Certificates......     62
Investment Company Act of 1940.......     62
Legal Matters........................     62
Glossary.............................     63


                               ------------------

     UNTIL _____________________ , _____ 2000 (90 DAYS AFTER THE DATE OF THIS
PROSPECTUS) ALL DEALERS EFFECTING TRANSACTION IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================

                               $150,000,000 -- MAXIMUM
                               $20,000,000 -- MINIMUM

                                      INSURANCE
                                 SETTLEMENTS FUNDING
                                     TRUST 2000

                          [   ]% ASSET BACKED CERTIFICATES
                                         AND
                          [   ]% ASSET BACKED CERTIFICATES

                           CAPITAL RESOURCE GROUP ONE, LLC
                                 21ST HOLDINGS, LLC

                                 MASTER SERVICER OF
                           THE INSURANCE SETTLEMENTS

                                     ----------
                                     PROSPECTUS
                                     ----------




                              PRYOR, COUNTS & CO., INC.

                                 ____________ , 2000

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the amount of fees and expenses (other than commissions) to be incurred in connection with the issuance and distribution of the Certificates.

SEC Filing Fee.............................................  $ 41,700
Trustee's Fees and Expenses (including counsel fees).......    35,000
Legal Fees and Expenses....................................   250,000
Printing and Engraving Expenses............................    25,000
Blue Sky Qualification Expenses............................    36,000
   Miscellaneous...........................................     2,000
                                                             --------
      * Total..............................................  $389,700
                                                             ========

------------------

* The actual total will be filed by amendment.

ITEM 14.   INDEMNIFICATION AND DIRECTORS AND OFFICERS.


     Capital was formed under Delaware law. Pursuant to Section 18-108 of the Delaware Limited Liability Company Act, a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in a limited liability company operating agreement. Capital has no such restrictions.



     Articles 4 and 5 of Capital's Amended Certificate of Formation provide that no person shall be liable to Capital for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a manager or officer of Capital in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the interests of Capital and the conduct of the manager or officer did not constitute actual fraud, gross negligence, or willful misconduct.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)   Exhibits:


     3.1       Certificate of Formation of Registrant.
     3.1A Certificate of Amendment to Certificate of Formation of Registrant (Filed herewith).
     3.2       Bylaws of Registrant. (Not Applicable)

     4.1a      Pooling and Servicing Agreement among Registrant, the master servicer, the subservicer and the trustee, including the
               form of certificates and other exhibits thereto, defining
               the rights of the certificateholders. (Filed herewith).
     4.2a      Form of Certificate. (Filed herewith as an exhibit to exhibit
               4.1a).
     5.1       Form of opinion of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, with respect to legality. (Filed herewith).
     8.1       Form of opinion of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, with respect to tax matters. (Filed herewith).
    10.1a      Placement Agent Agreement. (Filed herewith).
    10.2a      Insurance Settlements Purchase Agreement. (Filed herewith).
    10.3a      Master Servicer Agreement. (Filed herewith).
    10.4       Escrow Agreement. (Filed herewith).
    10.5       Agreement between Cullasaja Capital, Ltd. and United Funds, LLC.
               (Filed herewith).
    24.1       Form of consent of Mesirov Gelman Jaffe Cramer & Jamieson, LLP
               (included in opinion filed as Exhibit 5.1 and 8.1). (Filed herewith).
    25.1       Form T-1. (Filed herewith).
    28.2       Form of Subscription Agreement. (Filed herewith).


     (b)   Financial Statement Schedules:

     Not applicable with respect to the Registrant.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant on behalf of the trust or the trust hereby undertakes to provide to the placement agent on each closing date as specified in the pooling and servicing agreement and the placement agent agreement, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this amended Registration Statement.

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933:

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration statement as of the time it was declared effective.

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by directors, officers or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, and State of Indiana, on the 22nd day of March, 2000.


                                          CAPITAL RESOURCE GROUP ONE, LLC

                                          By: /s/  THOMAS J. LARUSSA
                                             -----------------------------------
                                              Thomas J. LaRussa
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        OFFICERS               TITLE                                 DATE
        --------               -----                                 ----
/s/    THOMAS J. LARUSSA       President                          March 22, 2000
-------------------------
Thomas J. LaRussa

/s/    THOMAS J. LARUSSA       Secretary                          March 22, 2000
-------------------------
Thomas J. LaRussa

/s/    THOMAS J. LARUSSA       Principal Financial Officer        March 22, 2000
-------------------------
Thomas J. LaRussa

MEMBERS

/s/    THOMAS J. LARUSSA       Managing Member                    March 22, 2000
-------------------------
Thomas J. LaRussa